PURCHASE AND SALE AGREEMENT

                                      AMONG

                             GULFTEX OPERATING, INC.
                                       and

                            TD ENERGY SERVICES, INC.

                                   AS SELLERS

                                       AND

                           WESTSIDE ENERGY CORPORATION
                                    AS BUYER



                                SEPTEMBER 25, 2007

                                Table Of Contents
                                -----------------
                                                                            PAGE
                                                                            ----
ARTICLE I. DEFINITIONS AND INTERPRETATION                                   1
     1.1     Defined Terms.                                                 1
             -------------
     1.2     References.                                                    1
        ----------
     1.3     Articles and Sections.                                         1
        ---------------------
     1.4     Number and Gender.                                             2
        -----------------
ARTICLE II. PURCHASE AND SALE                                               2
     2.1     Purchase and Sale.                                             2
             -----------------
     2.2     Excluded Assets.                                               4
        ---------------
     2.3     Consideration.                                                 6
        -------------
     2.4     Assumption of Obligations.                                     8
        -------------------------
     2.5     Retained Liabilities.                                          9
        --------------------
     2.6     Possession; Risk of Loss.                                     10
        ------------------------
     2.7     Allocation of Adjusted Consideration.                         10
        ------------------------------------
     2.8     Restricted Securities.                                        11
        ---------------------
ARTICLE III. REPRESENTATIONS AND WARRANTIES                                11
     3.1     Representations and Warranties of Sellers.                    11
             -----------------------------------------
     3.2     Restricted Shares.                                            16
        -----------------
     3.3     Accredited Investor; Purchase Entirely For Own Account.       17
        ------------------------------------------------------
     3.4     Disclosure of Information.                                    17
        -------------------------
     3.5     Investment Experience.                                        17
        ---------------------
     3.6     General Solicitation.                                         18
        --------------------
     3.7     Reliance.                                                     18
        --------
     3.8     Representations and Warranties of Buyer.                      18
        ---------------------------------------
     3.9     Disclaimers.                                                  20
        -----------
    3.10     AMEX Application                                              21
         ----------------
ARTICLE IV. ACCESS; DUE DILIGENCE                                          21
     4.1     Access to Records.                                            21
             -----------------
     4.2     Operation and Environmental Assessment.                       21
        --------------------------------------
     4.3     Defects, Environmental Conditions and Related Adjustments.    21
        ---------------------------------------------------------
ARTICLE V. OTHER MATTERS PRIOR TO CLOSING                                  23
     5.1     Operations.                                                   23
             ----------
     5.2     [Intentionally Omitted]                                       24
        -----------------------
     5.3     Imbalances and Other Matters.                                 24
        ----------------------------
     5.4     Publicity.                                                    25
        ---------
     5.5     Compliance with Conditions.                                   25
        --------------------------
     5.6     Maintenance of Existence.                                     25
        ------------------------
     5.7     Mutual Assurances.                                            25
        -----------------
     5.8     Notification of Certain Matters.                              25
        -------------------------------
     5.9     Designation as Operator.                                      26
        -----------------------
    5.10     Advances.                                                     26
         --------
ARTICLE VI. CONDITIONS; TERMINATION; REMEDIES                              26
     6.1     Conditions Precedent to Sellers' Obligation to Close.         26
             ----------------------------------------------------
     6.2     Conditions Precedent to Buyer's Obligation to Close.          27
        ---------------------------------------------------
     6.3     Termination.                                                  28
        -----------
     6.4     Remedies.                                                     28
        --------
     6.5     Conveyance of Interests.                                      29
        -----------------------
ARTICLE VII. CLOSING                                                       29
     7.1     Closing.                                                      29
             -------
     7.2     Preliminary Settlement Statement.                             29
        --------------------------------
     7.3     Actions at Closing.                                           29
        ------------------
     7.4     Records.                                                      30
        -------
ARTICLE VIII. POST CLOSING MATTERS                                         31
     8.1     Settlement Statement.                                         31
             --------------------
     8.2     Further Cooperation.                                          31
        -------------------
     8.3     Undisbursed Revenues and Payment of Vendor Claims.            31
        -------------------------------------------------
     8.4     Holdback.                                                     32
        --------
ARTICLE IX. SURVIVAL; INDEMNIFICATION                                      32
     9.1     Survival.                                                     32
             --------
     9.2     Indemnity as Sole Remedy.                                     32
        ------------------------
     9.3     Indemnities of Buyer.                                         32
        --------------------
     9.4     Indemnities of Sellers.                                       33
        ----------------------
     9.5     Assertion of Claims; Notices; Defense; Settlement.            33
        --------------------------------------------------
     9.6     Limitation on Damages.                                        34
        ---------------------
     9.7     Limitation on Reliance.                                       34
        ----------------------
ARTICLE X. MISCELLANEOUS                                                   34
     10.1     Exhibits.                                                    35
              --------
     10.2     Expenses.                                                    35
         --------
     10.3     Proration of Taxes.                                          35
         ------------------
     10.4     Assignment.                                                  35
         ----------
     10.5     Notices.                                                     36
         -------
     10.6     ENTIRE AGREEMENT; CONFLICTS.                                 37
         ---------------------------
     10.7     Amendment.                                                   37
         ---------
     10.8     Waiver; Rights Cumulative.                                   37
         -------------------------
     10.9     GOVERNING LAW; CONSENT TO JURISDICTION.                      38
         --------------------------------------
     10.10     Severability.                                               38
          ------------
     10.11     Arbitration.                                                38
          -----------
     10.12     Counterparts.                                               39
          ------------

SCHEDULES
Schedule 1.1             Defined Terms
Schedule 3.1(d)          Claims and Litigation - Sellers
Schedule 3.1(e)          Preferential Purchase Rights; Required Third Person
                            Consents to Assignment
Schedule 3.1(f)          Required Governmental Consents - Sellers
Schedule 3.1(g)          Leases Excluded From Representation
Schedule 3.1(i)          AMIs, "Payout", Reversion/Conversion, and Similar
                            Provisions; Tax Partnerships
Schedule 3.1(k)          Wells to be Plugged and Abandoned
Schedule 3.1(m)          Imbalances
Schedule 3.1(n)          Commitments for Expenditures
Schedule 3.1(r)          Insurance Coverage
Schedule 3.2(g)          Required Governmental Consents - Buyer

EXHIBITS
Exhibit A                Leases
Exhibit B                Wells; Working Interests and Net Revenue Interests;
                            Allocated Values
Exhibit C                Real Property Interests
Exhibit D                Personal Property
Exhibit E                Contracts
Exhibit F                Permits; Transferable Permits
Exhibit G                Form of Assignment, Bill of Sale, and Conveyance
Exhibit H                Contract with David York
Exhibit I                Contract with Tim Burroughs

------

                        ASSET PURCHASE AND SALE AGREEMENT
                        ---------------------------------

     THIS ASSET PURCHASE AND SALE AGREEMENT ("Agreement") is executed as of this 25th day of September 2007, by GULFTEX OPERATING, INC., a Texas corporation ("Gulftex") and TD Energy Services, Inc., a Texas corporation ("TDE") (Gulftex and TDE are each a "Seller" and collectively "Sellers") and WESTSIDE ENERGY CORPORATION, a Nevada corporation, or its designated affiliate ("Buyer").

                                    RECITALS
                                    --------
     WHEREAS, Sellers are the owners of certain oil and gas properties and assets located in the State of Texas described more particularly herein; WHEREAS, Sellers desire to sell and convey, and Buyer desires to purchase and pay for, all of such oil and gas properties and assets on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

1.1     Defined  Terms.
        --------------
  In addition to the terms defined in the introductory paragraph and the Recitals of this Agreement, for purposes hereof, the capitalized expressions and terms set forth in Schedule 1.1 shall have the meanings set forth therein, unless expressly indicated otherwise. Other terms may be defined elsewhere in this Agreement and shall, for purposes hereof, have the meanings so specified, unless expressly indicated otherwise.

1.2     References.
        ----------
  The words "hereby," "herein," "hereinabove,""hereinafter," "hereinbelow," "hereof," "hereto," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular article, section, or provision of this Agreement. References in this Agreement to articles, sections, exhibits, or schedules are to such articles, sections, exhibits, or schedules of this Agreement unless otherwise specified.

1.3     Articles  and  Sections.
        -----------------------
  This Agreement, for convenience only, has been divided into articles and sections. The rights and other legal relations of the parties hereto shall be determined from this Agreement as an entirety and without regard to the aforesaid division into articles and sections and without regard to headings prefixed to such articles and sections.

1.4     Number  and  Gender.
        -------------------
  Whenever the context requires, reference herein made to a single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as applicable, unless otherwise indicated.

ARTICLE II.

PURCHASE AND SALE

1.5     Purchase  and  Sale.
        -------------------
  Subject to the terms hereof, Sellers agree to sell and convey to Buyer, and Buyer agrees to purchase from Sellers and pay for, the following properties and assets (collectively, the "Assets"):

(a) the undivided Working Interests, associated Net Revenue Interests, and other interests set forth on Exhibit B, together with any and all other rights, titles, and interests of Sellers (including in each case, without limitation, fee mineral interests, leasehold interests, royalty interests, overriding royalty interests, production payments, net profits interests, carried interests, reversionary interests, possibilities of reverter, and conversion rights and options) in, to, under, or derived from (i) the oil and gas leases described more particularly on Exhibit A (which is in two parts, Exhibit A-1 and A-2) and the leasehold estates created thereby, as to all lands and depths covered thereby or the applicable part or portion thereof if specifically limited in depth and/or areal extent, or otherwise, in Exhibit A (collectively, the "Leases"), (ii) the lands covered by the Leases or otherwise described on Exhibit A, (iii) all units created by the pooling, unitization, and communitization agreements in effect with respect to the Leases and the lands covered thereby or otherwise described on Exhibit A, and (iv) the oil and gas leases and lands included in any units with which the Leases or the lands covered thereby or otherwise described on Exhibit A may have been pooled, unitized, or communitized, and all other rights, interests, privileges, benefits, and powers of any kind or character conferred upon Sellers as the owner of any of such interests;

(b) the undivided Working Interests and the associated Net Revenue Interests set forth in Exhibit B, together with any and all other rights, titles, and interests of Sellers, in and to the wells for the production of Hydrocarbons that are located on the Leases or on other leases or lands with which the Leases or the lands covered thereby or otherwise described on Exhibit A may have been pooled, unitized, or communitized, also described more particularly on Exhibit_B (collectively, the "Wells");

(c) all of Sellers' rights, titles, and interests in and to all crude oil, natural gas, condensate, distillate, natural gasoline, natural gas liquids, plant products, refined petroleum products, other liquid or gaseous hydrocarbons (including, without limitation, coalbed methane), sulphur, other gases (including, without limitation, hydrogen and carbon dioxide), and every other mineral or substance, or any of them, the right to explore for which, or an interest in which, are granted pursuant to the Leases or the other interests described herein ("Hydrocarbons") (i) produced from or allocable to the interests of a Seller described in clauses (a) and (b) of this Section 2.1 and existing in pipelines, storage tanks, or other processing or storage facilities upstream of the delivery points to the relevant purchasers as of the Effective Time, and (ii) produced from or allocable to such interests of Sellers from and after the Effective Time;

(d) all of Sellers' rights, titles, and interests in and to all fee surface interests in land, surface leases, easements, rights-of-way, servitudes, licenses, franchises, road, railroad, and other surface use permits or agreements, and similar rights and interests (if any) located on the lands covered by the Leases or otherwise described on Exhibit A or on any units with which the Leases or the lands covered thereby or otherwise described on Exhibit A may have been pooled, unitized, or communitized, that are located on the Lands or that otherwise relate to, are used in connection with or were obtained for use in connection with the interests of a Seller described in clauses (a) and (b) of this Section 2.1, described more particularly on Exhibit C (collectively, the "Real Property Interests");

(e) all of Sellers' rights, titles, and interests in and to all equipment, machinery, fixtures, inventory, improvements, and other personal, mixed, or movable property, located on or off the lands covered by the Leases or otherwise described on Exhibit A or with which the Leases or the lands covered thereby or otherwise described on Exhibit A have been pooled, unitized, or communitized, to the extent used primarily and directly in connection with or attributable to the interests of a Seller described in clauses (a) and (b) of this Section 2.1 (except for the Gathering Assets and any such personal property leased from third Persons), including, without limitation: water wells; saltwater disposal wells and facilities; injection wells and facilities; well equipment; casing; rods; tanks and tank batteries; boilers; tubing; pumps; pumping units and engines; platforms; Christmas trees; derricks; production facilities (whether surface or sub-sea); compressors and compression equipment; dehydration units and facilities; heater-treaters; processing, fractionation, treatment, and separation plants and facilities; testing and sampling equipment; sulfur recovery units and facilities; valves; gauges; meters; generators; motors; gun barrels; flow lines; water lines; gas lines; gathering lines, laterals and trunk lines, and other pipe lines; gas systems (for gathering, treatment, and compression); chemicals; solutions; water systems (for treatment, disposal, and injection); power plants; poles; lines; transformers; starters and controllers; machine shops; tools; storage yards and equipment, materials, and supplies stored therein, to the extent charged or reasonably chargeable to the interests of a Seller described in clauses (a) and (b) of this Section 2.1; vehicles; trailers; buildings and camps; office furnishings and equipment; telegraph, telephone, remote telemetry, and other communication systems; loading docks, loading racks, and shipping facilities; spare parts; and any and all additions or accessions to, substitutions for, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto, all as described more particularly on Exhibit D (collectively, the "Personal Property");

(f) all fees, rentals, proceeds, payments, revenues, and other rights and economic benefits of every kind and character accruing or payable to the owners of the Assets that are attributable to the period from and after the Effective Time;

(g) all of Sellers' rights, titles, and interests in and to all Contracts, the transfer of which is not prohibited or restricted by a preferential right to purchase, required consent to assignment, right of first refusal, right of first offer, or similar provision or as to which the required waivers or consents have been obtained, or the appropriate time period for asserting such rights has expired, in either case as of the Closing Date (collectively, the "Transferred Contracts");

(h) all Permits that are transferable by Sellers to Buyer, described more particularly on Exhibit F;

(i) all of Sellers' rights, titles, and interests in and to all intangible rights, inchoate rights, transferable rights under warranties made by prior owners, manufacturers, vendors, and third Persons, and rights accruing under applicable statutes of limitation or prescription, insofar only as the foregoing rights and interests relate or are attributable to the items listed in this
Section 2.1, and do not constitute Excluded Assets, but including, without limitation, all Claims of Sellers with respect to underproduction accounts or credits pertaining to Imbalances in existence as of the Effective Time (collectively, "Intangible Rights");

(j) all files, records (including, without limitation, land and title records, plats, surveys, abstracts of title, title insurance policies, title opinions, and title curative, lease, contract, division order, marketing, correspondence, operations, environmental, insurance, production, accounting, regulatory, and facility and well records and files), and other information that relate in any way to any of the items listed in this Section 2.1, are in the possession of a Seller, and the disclosure and transfer of which is not prohibited by confidentiality or other contractual arrangements in existence on the Closing Date (collectively, the "Records"); and

(k) all of Sellers' rights, titles, and interests in and to all maps, logs, geological, geophysical, reserve engineering, and other scientific and technical information, reports, and data (including, without limitation, conventional and 3-D seismic data) that relate in any way to the items listed in this Section 2.1, are owned by a Seller, do not constitute Excluded Assets, and the disclosure and transfer of which is not prohibited by confidentiality or other contractual arrangements in existence on the Closing Date (collectively, the "Transferable Data"); LESS AND EXCEPT the Excluded Assets. The conveyance of the Assets shall be effective as of the Effective Time, except for the assumption by Buyer of certain Liabilities associated with the Assets that are provided, in Section 2.4, to be assumed as of the Possession Time.

1.6     Excluded  Assets.
        ----------------
Notwithstanding any provision of this Agreement to the contrary, each Seller excepts, reserves, and retains to itself the following properties and assets (collectively, the "Excluded Assets"):

     (a)     all  corporate,  financial,  legal,  and  tax  records  of Sellers;
     (b) all deposits, cash, checks in process of collection, cash equivalents, and funds attributable to Sellers' interest in the Assets for the period prior to the Effective Time;
     (c) all Hydrocarbons produced from or allocable to the Assets prior to the Effective Time, except for those Hydrocarbons described in Section 2.1(c)(i);
     (d) all documents and records of Sellers subject to the attorney/client privilege, confidentiality agreements, claims of privilege, or other restrictions on access;
     (e) all rights, interests, and Claims that a Seller may have under any policy of insurance or indemnity, surety bond, or any insurance or condemnation proceeds or recoveries from third Persons relating to property damage or casualty loss affecting the Assets occurring prior to the Possession Time;
     (f) all Claims, whether in contract, in tort, or arising by operation of Law, and whether asserted or unasserted as of the Possession Time, that a Seller may have against any Person arising out of acts, omissions, or events, or injury to or death of Persons or loss or destruction of or damage to property, relating in any way to, the Assets that occurred prior to the Possession Time; provided, however, that no such Claim may be settled, compromised, or otherwise resolved in a manner that results in an obligation borne by Buyer or the Assets from and after the Possession Time without the prior written consent of Buyer;
     (g) all exchange traded futures contracts and over-the-counter derivative contracts of Sellers as to which a Seller has an open position as of the Effective Time;
     (h) any and all rights to use Sellers' names, marks, trade dress or insignia, or to use the name of any affiliate of a Seller, and all of Sellers' intellectual property, including, without limitation, proprietary or licensed computer software; patents; trade secrets; copyrights; economic analyses; and pricing forecasts;
     (i) all amounts due or payable to Sellers as adjustments to insurance premiums related to the Assets for periods prior to the Effective Time;
     (j) all Claims of a Seller for refunds of or any loss carry-forwards with respect to Property-Related Taxes and income or franchise taxes relating to the Assets for periods prior to the Effective Time;
     (k) all audit rights and all amounts due or payable to a Seller as refunds, adjustments, or settlements of disputes arising under the Leases, the Real Property Interests, the Permits, and the Contracts for periods prior to the Effective Time;
     (l) all trade credits and the proceeds of all accounts receivable, notes receivable, instruments, general intangibles, and other receivables due or payable to a Seller relating to the Assets that accrued prior to the Effective Time;
     (m) except as otherwise provided herein, all fees, rentals, proceeds, payments, revenues, rights, and economic benefits of every kind and character (and all security or other deposits made) payable to the owners of the Assets and that are attributable to the period prior to the Effective Time;
     (n) all interests, rights, property, and assets of Sellers not located on or used in connection with the Assets or otherwise specifically included in the definition of the Assets;
     (o)     all  of  the  Gathering  Assets;
     (p)     all  of  the  Office  Property;
     (q)     the  Intercompany  Obligations;  and
     (r) all geological and geophysical information and data (including, without limitation, conventional and 3-D seismic data) licensed from third Persons, and such Seller's proprietary interpretations thereof, the transfer of which is prohibited.

1.7     Consideration.
        -------------
  (a) The purchase price for the Properties shall be (i) $2,000,000, subject to adjustment as provided in Section 2.3(b) (the "Cash Purchase Price"), and (ii) 904,000 shares of restricted common stock of Buyer (the "Stock Consideration") (such actual shares being issued to Sellers being referred to as the "Restricted Stock"). The Cash Purchase Price and the Stock Consideration is referred to in this Agreement as the "Base Purchase Price" and the Cash Purchase Price, as adjusted pursuant to Section 2.3(b) and (c), is referred to in this Agreement as the "Adjusted Cash Purchase Price" and the Base Consideration, as adjusted by the Adjusted Cash Purchase Price, is referred to in this Agreement as the "Adjusted Base Consideration." The Purchase Price shall be paid to each Seller in its respective Seller's Percentage.

   (b)     The  Cash Purchase Price shall be adjusted upward by the following:

(i) any increase required as the result of the proration of Property-Related Taxes under Section 10.3;

(ii) the amount of the value of any Imbalance as to which a Seller is in an "under" position as of the Effective Time, as agreed upon by Sellers and Buyer pursuant to Section 5.4; and

(iii) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by Sellers and Buyer as being an increase to the Cash Purchase Price.

(c)     The  Cash  Purchase  Price  shall  be  adjusted  downward  by:

(i)     [intentionally  left  blank];

(ii) the proceeds received by a Seller from the sale of Hydrocarbons produced from or allocable to the Assets during the period from the Effective Time through the Closing Date, less amounts payable as royalties, overriding royalties, and other burdens upon such Hydrocarbons and Property-Related Taxes deducted by the purchaser of such Hydrocarbons;

(iii) all other fees, rentals, proceeds from any permitted sale, salvage, or other disposition, and other revenues pertaining to the Assets that are attributable to, and were received by a Seller during, the period from the Effective Time through the Closing Date (excluding overhead reimbursements to a Seller under applicable operating agreements under which a Seller is the operator);

(iv) the amount of the value of any Imbalance as to which a Seller is in an "over" position as of the Effective Time, as well as the amount of the value of any Hydrocarbons produced from or allocable to the Assets that third Persons may otherwise be entitled to receive out of a Seller's interest in such Assets after the Effective Time without making full payment therefor at or after the time of delivery as the result of a "take-or-pay", prepayment, forward sale, production payment, deferred production, or similar arrangement in existence as of the Effective Time, such value to be as agreed upon by Sellers and Buyer pursuant to
Section 5.4;

(v) any reduction required as the result of the proration of Property-Related Taxes under Section 10.3; and

(vi) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by Sellers and Buyer as being a reduction in the Cash Purchase Price.

(d) The Cash Purchase Price, as adjusted pursuant to Sections 2.3(b) and 2.3(c), shall be referred to herein as the "Adjusted Cash Purchase Price". All adjustments to the Cash Purchase Price provided for in Sections 2.3(b) and 2.3(c) shall be determined without duplication and on an accrual basis, in accordance with generally accepted accounting principles consistently applied. No adjustment shall be made to the Cash Purchase Price for any indemnity obligation hereunder, including any obligation arising as a result of any actual or alleged breach of any representation or warranty by Seller, except as specifically provided in Section 8.4, and no adjustment to the Adjusted Cash
Purchase Price shall be made pursuant to Section 8.4 that has also been made pursuant to any other provision hereof.

1.8     Assumption  of  Obligations.
        ---------------------------
  Subject to the terms of this Agreement, upon the Closing, Buyer assumes and agrees to pay, perform, and discharge the following duties, obligations, and Liabilities (collectively, the "Assumed Liabilities"), effective as of the Effective Time or the Possession Time, as applicable, as set forth below:

(a) the performance of the terms, conditions, and covenants of, and the discharge of a Seller's duties, obligations, and liabilities (other than obligations or liabilities for the payment of money) arising under the terms of, the Leases, the Real Property Interests, the Permits, and the Transferred Contracts for the period from and after the Possession Time;

(b) all obligations and Liabilities of a Seller for the payment of money with respect to the Assets (including, without limitation, the payment of a Seller's costs and expenses incurred in connection with the Assets and the payment of a Seller's royalties, overriding royalties, and other similar burdens on production, as well as all rentals, shut-in well payments, minimum royalties, and other lease maintenance payments under the terms of the Leases) for the period from and after the Effective Time;

(c) all obligations of a Seller regarding the plugging and abandonment of all Wells and Personal Property and the performance of all related salvage, site clearance, and surface restoration operations in accordance with applicable Law and the terms of the Leases and applicable Transferred Contracts;

(d)     ALL ASSUMED ENVIRONMENTAL LIABILITIES;

(e) EXCEPT FOR RETAINED LIABILITIES, ALL OTHER CLAIMS AND LIABILITIES FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY AFFECTING OR RELATING TO THE ASSETS, REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY OF A SELLER OR ITS AFFILIATES, EMPLOYEES, AGENTS, OR REPRESENTATIVES, TO THE EXTENT THAT SUCH CLAIM OR LIABILITY, OR THE ACTS, OMISSIONS, EVENTS, OR CONDITIONS GIVING RISE THERETO, ARISES, OCCURS, OR EXISTS AT OR AFTER THE POSSESSION TIME;

(f) all obligations of a Seller owed to other Persons with respect to Imbalances (if any) in existence at or arising after the Effective Time;

(g) all Claims and Liabilities relating to the payment of taxes (including interest, penalties, and additions to tax) for which Buyer has agreed to be responsible under the terms hereof;

(h) the responsibility for compliance with applicable Laws relating to the Assets, and the maintenance and, when necessary, procurement of Permits required by any Governmental Authority in connection with the Assets, in each case for the period from and after the Possession Time;

(i) all Claims and Liabilities arising out of, resulting from, or relating in any way to Environmental Conditions, on or relating to the Assets that become Assumed Liabilities by operation of Section 4.3;

(j)     the obligations and liabilities described on Exhibit J;

(k)     all of a Seller's obligations relating to the Advances;

(l) all Claims and Liabilities relating to funds delivered to Buyer pursuant to Section 8.3; and

(m) all other duties, obligations, Liabilities, and Claims, whether in contract, in tort, or arising by operation of Law, accruing or resulting from, arising out of, or otherwise associated with the Assets for the period from and after the Possession Time.

1.9     Retained  Liabilities.
        ---------------------
  Subject to the terms of this Agreement, each Seller, severally with respect to its portion of the Assts and not jointly with the other Seller, hereby expressly retains and agrees to pay, perform, and discharge the following duties, obligations, and Liabilities (collectively, the "Retained Liabilities"):

(a) the performance of the terms, conditions, and covenants of, and the discharge of that Seller's duties, obligations, and Liabilities arising under the terms of, the Leases, the Real Property Interests, the Transferable Permits, and the Contracts for the period prior to the Possession Time;

(b) except for Assumed Liabilities, all obligations and Liabilities of Seller for the payment of money with respect to the Assets (including, without limitation, the payment of that Seller's costs and expenses incurred in connection with the Assets and the payment of that Seller's royalties, overriding royalties, and other similar burdens on production, as well as all rentals, shut-in well payments, minimum royalties, and other lease maintenance payments under the Leases) for the period prior to the Effective Time;

(c) all Claims and Liabilities relating to the payment of taxes (including interest, penalties, and additions to tax) for which that Seller has agreed to be responsible hereunder;

(d) except for Assumed Liabilities, all Claims and Liabilities, whether in contract, in tort, or arising by operation of Law, against or suffered by that Seller that relate in any way to, the Assets (INCLUDING, WITHOUT LIMITATION, INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY AFFECTING OR RELATING TO THE ASSETS, REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY OF BUYER OR ITS AFFILIATES, EMPLOYEES, AGENTS, OR REPRESENTATIVES), to extent that any such Claim or Liability, or the acts, omissions, events, or conditions giving rise thereto, arose, occurred, or existed prior to the Possession Time, regardless of whether such Claim or Liability has been asserted as of the Possession Time;

(e) except for the Assumed Liabilities, all Claims (if any) of third Persons, whether as the result of audits or otherwise, to refunds, adjustments, settlements of disputes, or other amounts of any kind due under the terms of the Leases, the Real Property Interests, the Transferable Permits, or the Contracts and attributable to the period prior to the Effective Time;

(f) all amounts payable by that Seller under the terms of all exchange traded futures contracts and over-the-counter derivative contracts to which a Seller is a party as of the Effective Time, including, without limitation, all breakage costs (if any) incurred by a Seller under the terms of any such agreement as the result of the transactions contemplated in this Agreement;

(g) except for the Assumed Liabilities, all indebtedness (if any) of a Seller, whether or not encumbering all or any portion of the Assets;

(h)     ALL RETAINED ENVIRONMENTAL LIABILITIES; and

(i) except for Assumed Liabilities, all other duties, obligations, Claims, and Liabilities, whether in contract, in tort, or arising by operation of Law, accruing or resulting from, arising out of, or otherwise associated with (i) the Assets for the period prior to the Possession Time, and (ii) the Excluded Assets.

1.10     Possession;  Risk  of  Loss.
         ---------------------------
  As of the Possession Time, Sellers shall deliver to Buyer exclusive possession and control of the Assets. Sellers agree to cooperate with Buyer to facilitate the transition of the ownership and (if applicable) operation of the Assets to Buyer. As between Sellers and Buyer, and subject to the terms of Sections 2.4 and 2.5, each Seller shall, severally according to its respective ownership interests in the Assets and not jointly, assume and bear all risk of loss associated with the Assets prior to the Possession Time, and Buyer shall assume and bear all risk of loss associated with the Assets from and after the Possession Time.

1.11     Allocation  of  Adjusted  Consideration.
         ---------------------------------------
  Buyer and Sellers shall use commercially reasonable efforts to agree, on or before the Closing Date, upon an allocation of the Adjusted Base Consideration among the Assets for financial accounting and tax purposes in accordance with
Section 1060 of the Code. Buyer and Sellers shall each file a Form 8594 (Asset Acquisition Statement Under Section 1060) on a timely basis, reporting the allocation of the Adjusted Base Consideration consistent with such allocation. Buyer and Sellers shall file, on a timely basis, any amendments required to such Form 8594 as a result of a subsequent increase or decrease of the Adjusted Base Consideration after the Closing Date. Buyer and Sellers shall not take any position on their respective income tax returns that is inconsistent with the allocation of the Adjusted Base Consideration as so agreed, or as adjusted as the result of any subsequent increase or decrease in the Adjusted Base Consideration. If Buyer and Sellers are unable to agree on the allocation of the Adjusted Base Consideration provided for in this Section 2.7 by the Closing Date, either Buyer or a Seller may initiate arbitration of such dispute pursuant to the terms of Section 10.11. In that event, the Closing shall be deferred until such dispute is resolved as provided in Section 10.11.

1.12     Restricted  Securities.
         ----------------------
(a) The parties acknowledge that the shares of Restricted Stock shall not have been registered and shall be characterized as "restricted securities" under U.S. federal securities laws, and, under such laws, such shares may be resold without registration under the Securities Act only in certain limited circumstances. Each certificate evidencing shares of Restricted Stock to be issued pursuant to this Agreement shall bear the following legend as well as any legend contemplated by this Agreement or required by the laws of the State of Delaware or any other jurisdiction:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SALE, TRANSFER OR OTHER DISPOSITION OF THESE SHARES IS SUBJECT TO RESTRICTIONS AS SET FORTH IN THE PURCHASE AND SALE AGREEMENT BY AND AMONG __________________________ AND WESTSIDE ENERGY CORPORATION DATED AS OF
_______________, 2007, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICE OF THE COMPANY."

(b) The holder of shares of Restricted Stock shall be restricted from selling, transferring or otherwise disposing of any or all of such shares until the nine month anniversary of the Closing Date. Once the holders are able to sell shares of Restricted Stock, in any ninety (90) day period, the holder of shares of Restricted Stock, to the extent permitted by law, may only sell, transfer or otherwise dispose of a maximum of 25% of the total number of shares of Restricted Stock the holder received in connection with the transactions contemplated herein and each certificate representing shares of Restricted Stock to be issued pursuant to this Agreement shall contain a legend to that effect.
(c) The shares of Restricted Stock shall be delivered to Sellers within thirty (30) days after the approval of the application required by Section 3.10.
                                                                   -------------

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1     Representations  and  Warranties  of  Sellers.
        ---------------------------------------------
Each Seller represents and warrants, severally and not jointly with the other Seller, to Buyer as follows:

(a) Each Seller is a corporation duly formed, currently existing, and in good standing under the Laws of the State of Texas.

(b) Seller has full capacity, power, and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery, and performance by Seller of this Agreement has been duly and validly authorized and approved by all necessary action on the part of Seller, and this Agreement and the documents executed in connection herewith are, or upon their execution and delivery will be, the valid and binding obligations of Seller and enforceable against Seller in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach of any provisions of the organizational documents of Seller, (ii) result in a default or the creation of any Lien or give rise to any right of termination, cancellation, or acceleration under any of the terms of any Lease, Contract, Real Property Interest, Permit, note, bond, mortgage, indenture, license, or other agreement, document, or instrument to which Seller is a party or by which Seller or any of the Assets may be bound, or (iii) violate any order, writ, injunction, judgment, decree, or Law applicable to Seller or the Assets.

(d) Except as otherwise reflected in Schedule 3.1(d), there is no Claim by any Person or Governmental Authority (including, without limitation, expropriation or forfeiture proceedings), and no legal, administrative, or arbitration proceeding pending or, to Seller's Knowledge, threatened against Seller or the Assets, or to which Seller is a party, that reasonably may be expected to (i) impair Seller's title to any of the Assets, (ii) hinder or impede the operation of all or any portion of the Assets, (iii) subject the owner or operator of the Assets to liability in favor of any Governmental Authority or other Person as the result of the alleged violation of, or non-compliance with, any Environmental Law by Seller or any affiliate of Seller with respect to the Assets or require the owner or operator of the Assets to remediate, remove, or respond to an Environmental Condition, or a threatened Environmental Condition, on or affecting the Assets, or (iv) otherwise adversely affect the Assets or the ability of Seller to consummate the transactions contemplated in this Agreement. Further, except as otherwise reflected in
Schedule 3.1(d), there has been no Release or Threatened Release of Environmental Contaminants at, to, from or about the Assets.

(e) Except as otherwise reflected in Schedule 3.1(e), none of the Leases, Real Property Interests, or Contracts is subject to a preferential right to purchase, third Person consent to assignment requirement, right of first refusal, right of first offer, or similar right or restriction.

(f) Except for approvals by Governmental Authorities customarily obtained after the Closing, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority is required to authorize, or is otherwise required by any Governmental Authority in connection with, the valid execution and delivery by Seller of this Agreement, the transfer of the Assets to Buyer, or the performance by Seller of its other obligations hereunder.

(g) Except as set forth on Schedule 3.1(g), each Lease is in full force and effect. Seller has, in all material respects, fulfilled all requirements for filings, certificates, consents, approvals, disclosures, and similar matters contained in the Leases and applicable Law, and Seller is fully qualified to own, operate, and transfer the Leases under the terms thereof and applicable Law. Seller is not in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by Seller, with respect to any terms of any Lease, and, to Seller's Knowledge, no other Person owning an interest in, or serving as operator of, any Lease is in material breach or material default with respect to any of its obligations thereunder. No lessor under any Lease has given or, to Seller's Knowledge, threatened to give notice of any action to terminate, cancel, rescind, repudiate, or procure a judicial reformation of any Lease or any provision thereof. The Leases contain no express obligations on the part of the owner(s) thereof, applicable after the Effective Time, to engage in continuous or other development operations in order to maintain any Lease. The Leases contain no provisions that increase the royalty share of the lessor thereunder, except such increases as are reflected in the Net Revenue Interests for the Leases and Wells set forth in Exhibit B. Seller has correctly made, or caused to be correctly made, all payments, including, without limitation, royalties, rentals, shut-in well payments, and other lease maintenance payments, due in respect of the Leases thereunder.

(h) Each of the Real Property Interests is in full force and effect. Seller has, in all material respects, fulfilled all requirements for filings, certificates, consents, approvals, disclosures, and similar matters contained in the Real Property Interests and applicable Law, and Seller is fully qualified to own, operate, and transfer the Real Property Interests under the terms thereof and applicable Law. Seller is not in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by Seller, with respect to any of its obligations under any Real Property Interest, and, to Seller's Knowledge, no other Person owning an interest in any Real Property Interest or serving as operator of any Property is in material breach or material default with respect to any of its obligations thereunder. No grantor, lessor, licensor, or other counterparty under any Real Property Interest has given or, to Seller's Knowledge, threatened to give notice of any action to terminate, cancel, rescind, repudiate, or procure a judicial reformation of any Real Property Interest or any provision thereof. Seller has correctly made, or caused to be correctly made, all rental and other payments due in respect of the Real Property Interests thereunder.

(i) Seller has furnished to Buyer true and correct copies of all of the Contracts described on Exhibit D, and there are no contracts, agreements, instruments, or documents affecting the Assets other than the Contracts described on Exhibit D. With respect to the Contracts: (i) all Contracts are in full force and effect; (ii) Seller is not in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by Seller, with respect to the terms of any Contract;
(iii) to Seller's Knowledge, no other party is in material breach or material default with respect to the terms of any Contract; and (iv) Neither Seller nor, to Seller's Knowledge, any other party to any Contract has given or threatened to give notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Contract or any provision thereof. The Assets are not subject to any Contract containing an area of mutual interest, maintenance of uniform interest, "before payout" or "after payout" reversion or conversion, or other provision under which Seller or Buyer may be obligated to make assignments to third Persons of interests in any Asset after the Effective Time, except such assignments of interests as are reflected in Schedule 3.1(i) and are taken into account in the Working Interests and Net Revenue Interests set forth for the Leases and Wells in Exhibit B. Except as otherwise shown on Schedule 3.1(i), the Assets are not subject to any tax partnership agreement.

(j) The Permits described on Exhibit E constitute all necessary Permits affecting or pertaining to the Assets. All Transferable Permits are also described on Exhibit E. Seller or, to Seller's Knowledge, each operator of the Assets, as applicable, has complied in all material respects with all Laws and Permits relating to the Assets, including, without limitation, Environmental Laws and Laws requiring the provision of surety bonds or other forms of security or financial assurance with respect to the performance of operations (including, without limitation, plugging and abandonment operations) on the Assets. Seller or, to Seller's Knowledge, each operator of the Assets, as applicable, has all Permits required in connection with the ownership and operation of the Assets (including those required under Environmental Laws), and has properly made all filings necessary or appropriate to obtain such Permits. All of such Permits and filings are in full force and effect and to the extent necessary, Seller has filed for renewal of any such Permits in a manner so that the expiring Permits remain in full force and effect during the pendency of the application for renewal. Neither Seller nor, to Seller's Knowledge, any other Person has received notice from any Governmental Authority or other Person that any such applicable Law, Permit, or filing has been violated or not complied with respect to the Assets by Seller or other Person.

(k) As of the date of this Agreement, the Wells described on Exhibit B are the only wells for the production of Hydrocarbons currently located on the Leases. All of such Wells have been drilled, completed, and operated within the boundaries of the Leases or within the limits otherwise permitted by contract and by applicable Law and in compliance with the provisions of the applicable Contracts and all applicable Laws. The production of Hydrocarbons from such Wells has not been in excess of the allowable production established for each Well. Except as otherwise provided in Schedule 3.1(k), none of the Wells has been plugged and abandoned.

(l) There are no calls on production, options to purchase, or similar rights in effect with respect to any portion of Seller's shares of the Hydrocarbons, and all Contracts for the sale of Hydrocarbons are terminable without penalty on no more than thirty (30) days' prior notice. Seller is currently receiving the prices provided for under such sales Contracts with respect to the Hydrocarbons. All proceeds from the sale of Hydrocarbons attributable to the interests of Seller in the Assets have been and are being disbursed to Seller under appropriate division orders, transfer orders, or similar documents signed by or otherwise binding on Seller, and no portion of any such proceeds is being held in suspense, subject to a Claim for refund by the purchaser, used as an offset or as collateral for other obligations (whether disputed or undisputed), or otherwise not being paid to Seller as it becomes due in the ordinary course of business.

(m) Except as shown in Schedule 3.1(m), as of the date of execution of this Agreement, Seller has no Claim constituting an Asset, or is subject to any obligation constituting an Assumed Liability, with respect to any Imbalance that relates to any of the Assets. Except for the Imbalances (if any) shown in
Schedule 3.1(m) as to which Seller is subject to an obligation constituting an Assumed Liability, Seller is not on the date of execution of this Agreement, nor will be after the Effective Time, obligated by virtue of any prepayment made under any sales Contract or other Contract containing a "take-or-pay" clause, or under any production payment, forward sale, balancing, deferred production, or similar arrangement, to deliver Hydrocarbons produced from or allocable to any Asset at some future time without receiving full payment therefor at or after the time of delivery.

(n) Except as set forth on Schedule 3.1(n), Seller has paid all amounts owed in connection with the Assets for which Seller has received invoices from the operator(s) thereof, and there are no outstanding calls or payments due from Seller under the terms of the Contracts. Schedule 3.1(n) contains a true and complete list and description, as of the date of execution of this Agreement, of all authorities for expenditures, plans of exploration and/or development, and other commitments as to which Seller has become obligated regarding drilling, reworking, or other operations or other capital expenditures on or relating to the Assets for which all of the activities or expenditures anticipated in such AFEs, plans, or commitments have not been completed prior to the date of this Agreement. Except as set forth in Schedule 3.1(n), neither the Leases nor the Contracts contain any express contractual obligation to drill additional Hydrocarbon wells or engage in other operations on the Assets as to which Seller has become obligated, except for obligations arising under offset well provisions and obligations arising under Contracts that allow the parties thereto to elect whether to participate. There are no material operations on the Leases under any of the Contracts with respect to which Seller or any other Person has become a non-consenting party, except for those operations set forth on Schedule 3.1(n), the effects of which are reflected in the Working Interests and Net Revenue Interests set forth for the Leases and Wells in Exhibit B. The matters set forth on Schedule 3.1(n) are referred to herein as the "Vendor Claims."

(o) Except with respect to those Property-Related Taxes prorated between Seller and Buyer as provided in Section 10.3, during the period of Seller's ownership of the Assets, all Property-Related Taxes imposed or assessed with respect to, measured by, charged against, or attributable to the Assets, or the ownership thereof, or the production, processing, gathering, treatment, transportation, and marketing of Hydrocarbons therefrom or allocable thereto, in each case that became due and payable prior to the Effective Time have been properly paid.

(p) Seller has not engaged any financial advisor, broker, or finder, or incurred any liability, contingent or otherwise, in favor of any such other Person relating to the transactions contemplated in this Agreement.

(q) There are no bankruptcy, insolvency, reorganization, or arrangement proceedings pending, being contemplated by, or to Seller's Knowledge, threatened against Seller or any affiliate that controls Seller.

(r) Schedule 3.1(r) lists all insurance policies or self-insurance programs maintained in effect by Seller or its Affiliates with respect to the Assets as of the date of execution of this Agreement. Seller, or its Affiliates, have paid all premiums required under, and are otherwise in compliance with, the terms of all such insurance policies or self-insurance programs, all of which policies or programs, or renewals thereof, have been during the period of Seller's ownership of the Assets, and are as of the date of execution of this Agreement, in full force and effect.

(s)     Since February 1, 2007, there has not occurred a Material Adverse
Change.

(t) The information relating to Seller and the Assets which has been made available to Buyer is not false or misleading with respect to any material fact and does not omit any material fact necessary in order to make the statements therein not misleading.

3.2     Restricted  Shares.
        ------------------
The  Sellers  understand  that:

(a) the shares of Restricted Stock comprising the Stock Consideration to be delivered pursuant to this Agreement are "restricted securities" under the federal securities laws of the United States inasmuch as they have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and shall be acquired from Buyer in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof or Regulation D promulgated thereunder;

(b) the shares of Restricted Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. In this connection, each Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

(c)     the shares of Restricted Stock will bear a legend to such effect;

(d) Buyer will cause its transfer agent to make a notation on its transfer books to such effect; and

(e) Each holder of shares of Restricted Stock shall be restricted from selling, transferring or otherwise disposing of any or all of such shares until the ninth month commencing after the Closing Date, and, thereafter, in any ninety (90) day period, holder of shares of Restricted Stock, to the extent permitted by law, may only sell, transfer or otherwise dispose of a maximum of 25% of the total number of shares of Restricted Stock such holder received in connection with the transactions contemplated herein.

3.3     Accredited  Investor;  Purchase  Entirely  For  Own  Account.
        ------------------------------------------------------------
  Seller is an accredited investor as defined in Regulation D under the Securities Act. Seller is acquiring the shares of Restricted Stock pursuant to this Agreement for investment only for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and shall not offer to sell or otherwise dispose of any of the shares of Restricted Stock so acquired by the Seller in violation of the registration requirements of the Securities Act or the securities laws of any other jurisdiction applicable to the transactions contemplated hereby or the Seller. By executing this Agreement, the Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of the Restricted Stock.

3.4     Disclosure  of  Information.
        ---------------------------
  Seller  represents  and  warrants  to  Buyer  as  follows:
(a) Seller has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of Buyer; and
(b) Seller acknowledges that, except as set forth in this Agreement, none of Buyer nor any of its affiliates, employees, agents, advisors or representatives (collectively, "Buyer Affiliates") makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Seller or any of its affiliates, employees, agents or representatives (collectively, "Seller Affiliates"). Seller further agrees that, to the fullest extent permitted by law, neither Buyer nor any Buyer Affiliate shall have any liability or responsibility whatsoever to Seller or any Seller Affiliate on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Seller or Seller Affiliate (or any omissions therefrom), other than (in the case of Buyer) in respect of the specific representations and warranties set forth in Section 3.8 of this Agreement.

3.5     Investment  Experience.
        ----------------------
  Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the shares of Restricted Stock. Seller is able to bear the economic risk of its investment in the shares of Restricted Stock for an indefinite period of time and can afford a complete loss of his investment in the shares of Restricted Stock.

3.6     General  Solicitation.
        ---------------------
  Seller was not offered or sold the shares of Restricted Stock, directly or indirectly, by means of any form of general solicitation or general advertisement.

3.7     Reliance.
        --------
  Seller understands and acknowledges that: (i) the shares of Restricted Stock are being offered and sold to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and Buyer will rely upon the accuracy and truthfulness of, the foregoing representations and the Seller hereby acknowledges and consents to such reliance.

3.8     Representations  and  Warranties  of  Buyer.
        -------------------------------------------
Buyer  represents  and  warrants  to  Sellers  as  follows:

(a) Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada. Buyer has all requisite power and authority to own and operate its property and to carry on its business as now conducted.

(b) Buyer has full capacity, power, and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery, and performance by Buyer of this Agreement have been duly and validly authorized and approved by all necessary action of Buyer. This Agreement and the documents executed in connection herewith are, or upon their execution and delivery will be, the valid and binding obligations of Buyer and enforceable against Buyer in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) provided that only the obligations regarding the Restricted Stock are valid and binding obligations of Buyer. The Stock Consideration when issued to the Seller pursuant to this Agreement will constitute duly authorized, validly issued, fully paid and non-accessible shares of Restricted Stock.

(c) The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach of any provision of the organizational documents of Buyer, (ii) result in a default or the creation of any Lien or give rise to any right of termination, cancellation, or acceleration under any of the terms of any note, bond, mortgage, indenture, license, or other agreement to which Buyer is a party or by which Buyer or any of its property may be bound, or (iii) violate any order, writ, injunction, judgment, decree, or Law applicable to Buyer or its property.

(d) There is no Claim by any Person or Governmental Authority (including, without limitation, expropriation or forfeiture proceedings), and no legal, administrative, or arbitration proceeding pending or, to Buyer's Knowledge, threatened against Buyer, or to which Buyer is a party, that reasonably may be expected to have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated in this Agreement.

(e) Except for approvals by Governmental Authorities customarily obtained after the Closing, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the valid execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and thereunder or the performance by Buyer of its limited obligations hereunder and thereunder regarding the Restricted Stock.

(f) Buyer has not engaged any other financial advisor, broker, agent or finder, or incurred any liability, contingent or otherwise, in favor of any other such Person relating to the transactions contemplated by this Agreement for which Seller would be responsible.

(g) There are no bankruptcy, insolvency, reorganization, or arrangement proceedings pending, being contemplated by, or, to Buyer's Knowledge, threatened against Buyer or any affiliate that controls Buyer.

(h) Buyer is acquiring the Assets for its own account, for investment, and not with a view to, or for offer or resale in connection with, a distribution thereof (including, without limitation, the transfer of fractional undivided interests therein) within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or a distribution thereof in violation of any applicable securities Law. If, in the future, Buyer sells, transfers, or otherwise disposes of the Assets, or any portion thereof, or any fractional undivided interest therein, Buyer will do so in full compliance with any applicable securities Laws.

(i) Buyer has filed with the SEC, and has heretofore made available to the Seller true and complete copies of, each quarterly report, annual report, current report and proxy statement required to be filed with the SEC since _______________, 2006 under the Securities Exchange Act of 1934 (collectively, the "SEC Reports"). As of the respective dates such SEC Reports were filed or, if any such SEC Reports were amended, as of the date such amendment was filed, each of the SEC Reports, including any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act of 1933 and the Exchange Act of 1934, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Buyer has such knowledge and experience in the ownership and operation of oil and gas properties and financial and business matters as to be able to evaluate the merits and risks of an investment in the Assets. Buyer is able to bear the risks of an investment in the Assets and understands risks of, and other considerations relating to, a purchase of the Assets.

(k) Buyer has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of Assets; and

(l) Buyer acknowledges that, except as set forth in this Agreement, none of any Seller nor any of a Seller's affiliates, employees, agents, advisors or representatives (collectively, "Seller Affiliates") makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Buyer or the Buyer Affiliates. Buyer further agrees that, to the fullest extent permitted by law, neither a Seller nor any Seller Affiliate shall have any liability or responsibility whatsoever to Buyer or any Buyer Affiliate on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Buyer or Buyer Affiliate (or any omissions therefrom), other than (in the case of Seller) in respect of the specific representations and warranties set forth in Section 3.1 through Section 3.6 of this Agreement.

(m) The information relating to Buyer and the Restricted Stock which has been made available to Buyer is not false or misleading with respect to any material fact and does not omit any material fact necessary in order to make the statements therein not misleading.


3.9     Disclaimers.
        -----------
(a) To the extent required by applicable Law to be operative, the disclaimers of certain warranties contained in this Section 3.9 are "conspicuous disclaimers" for purposes of any applicable Law. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLERS CONTAINED IN SECTIONS 3.1 THROUGH 3.8 ABOVE AND THE SPECIAL WARRANTY OF TITLE BY SELLERS IN THE CONVEYANCE (COLLECTIVELY "SELLER'S WARRANTIES") ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. SELLERS EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING AND EXCEPT FOR SELLER'S WARRANTIES, THE ASSETS SHALL BE CONVEYED PURSUANT HERETO WITHOUT (A) ANY WARRANTY OR REPRESENTATION WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE
RELATING  TO  TITLE  TO  ANY  OF  THE  ASSETS, THE CONDITION, QUANTITY, QUALITY,
FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE OR
(B) ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER.

3.10     AMEX  Application
         -----------------
.. Buyer will use its commercially reasonable efforts to have the Restricted Stock listed on the American Stock Exchange as promptly as permitted by the applicable rules of the American Stock Exchange.

ARTICLE IV.

ACCESS; DUE DILIGENCE

4.1     Access  to  Records.
        -------------------
  Through the Closing Date, Sellers shall provide to Buyer and its representatives full access, during normal business hours (and, if reasonably requested, such other times as Buyer may deem necessary to complete its due diligence within the time period provided herein and for a period of one hundred twenty (120) days after the closing date) at either Seller's offices, to all books, records, documents, and information of every kind and character (including, without limitation, originals or photocopies, as available, of the Leases, the Real Property Interests, the Contracts, the Permits, the Records, and the Transferable Data) in a Seller's possession relating in any way to the Assets. Sellers shall also cause their employees, counsel, accountants, and other consultants to cooperate with and assist Buyer in connection with such due diligence review. Unless prohibited from doing so by confidentiality or other contractual arrangements between a Seller and third Persons, Buyer shall have the right to photocopy such books, records, documents, and information, or any portion thereof, at Buyer's expense. If Buyer requests information not in the possession of a Seller, Sellers shall use reasonable efforts to obtain the requested information, at Buyer's expense, from the applicable operators or other Persons.

4.2     Operation  and  Environmental  Assessment.
        -----------------------------------------
  Through the Closing Date, Sellers shall afford, or shall use reasonable efforts to cause relevant operators or other Persons to afford, to Buyer and its authorized representatives, at reasonable times and at the sole cost, risk, and expense of Buyer or its representatives, as applicable, reasonable access to and entry upon all of the Leases, Wells, and Real Property Interests for the purposes of Buyer's on-site inspections and inventories of the Assets (including, without limitation, the witnessing of well tests, the examination of well logs and other geological and geophysical data, and the performance of soil and water tests and such other tests, inspections, examinations, investigations, and studies as Buyer deems necessary to permit Buyer to prepare reserve engineering and other reports relating to, and assess the operational and environmental condition of, the Assets) and reasonable access to any employees or contract personnel that have been involved with the operation, maintenance, or development of the Assets.

4.3     Defects,  Environmental  Conditions  and  Related  Adjustments.
        --------------------------------------------------------------
(a) At any time prior to ninety (90) days following the Closing Date, Buyer may give to Sellers written notice of any claimed Defect or of any claimed Environmental Condition discovered by Buyer through Buyer's EPA study performed by Halff and Associates or otherwise. Each such notice shall set forth (i) a detailed description of the relevant Defect or Environmental Condition and, as applicable, the Asset affected thereby, (ii) the Defect Amount or Remediation Estimate applicable thereto as determined by Buyer, and (iii) the specific documentation or action that Buyer requests to cure or remedy such Defect or Environmental Condition. In addition, if a Seller is aware or becomes aware, between the date of execution of this Agreement and the Closing Date, of any Environmental Condition affecting any Asset, Sellers shall provide to Buyer written notice of such fact. Any Environmental Condition thus brought to Buyer's attention by a Seller shall be deemed to have been asserted by Buyer in a timely manner as provided in this Section 4.3(a). Defects and Environmental Conditions discovered by Buyer in its due diligence pertaining to the Assets but not asserted in a timely manner as provided in this Section 4.3(a) shall be deemed to have been waived by Buyer, and shall become Assumed Liabilities for purposes hereof.

(b) Sellers shall have the first right and option, but not the obligation, to cure or remedy all such Defects or Environmental Conditions at Seller's sole cost, risk, and expense (and in the case of an Environmental Condition, in accordance with applicable Environmental Laws) consistent with the current use of the Asset and in a manner reasonably acceptable to Buyer. If Sellers elect to cure or remedy a Defect or Environmental Condition, Sellers shall provide to Buyer written notice of such fact no later than three (3) Business Days after their receipt of Buyer's notice. The failure of Sellers to give such notice to Buyer within such three-Business Day period shall constitute an election by Sellers not to cure or remedy the relevant Defect or Environmental Condition.

(c) If Sellers elect to cure or remedy a Defect or Environmental Condition, Sellers will commence such curative activities or remediation as soon as reasonably practicable after their receipt of Buyer's notice and shall promptly and diligently continue such efforts until such Defect or Environmental Condition has been fully cured or remediated (in the case of an Environmental Condition, in accordance with applicable Environmental Laws), but in no event more than sixty (60) days after Buyer's notice. If Sellers do not complete such curative activities or remediation prior to the expiration of such sixty-day period, (i) Buyer may elect to offer Sellers an extension of time within which to complete such curative or remedial actions; or (ii) in the absence of such an extension, Sections 4.3(d) and 4.3(e), or Section 4.3(f), as applicable, will govern.

(d) If Sellers elect, or is deemed to have elected, not to cure a Defect asserted in a timely manner under Section 4.3(a), or if a Seller is unable to cure a Defect in a timely manner as provided in Section 4.3(c), then except as provided hereinafter, Buyer shall have the right to an adjustment to the Adjusted Cash Consideration, by the Defect Amount for such Defect, which adjustment shall be accomplished by access to the Holdback, as provided in
Section 8.4 below, except that no downward adjustment of the Adjusted Cash Purchase Price on account of Defects shall occur unless the aggregate amount of all Defect Amounts exceeds $25,000 (the "Defect Amount Threshold"), but if the Defect Amount Threshold is met, the Defect Amount for all Defects shall reduce the Cash Purchase Price subject to the limits set forth in Section 8.4.

(e) If Buyer purchases at the Closing an Asset burdened by a preferential right to purchase or similar right that has not been exercised as of the Closing Date, regardless of whether the time period for the exercise of such right has expired, no reduction of the Adjusted Consideration paid at the Closing shall be made with respect thereto. If, for any reason, such preferential right to purchase or similar right is successfully exercised by the holder thereof after the Closing, Buyer shall be entitled to retain all proceeds paid for the affected Asset by the holder of the relevant preferential right to purchase or similar right, and the Seller who sold the respective Asset shall pay to Buyer, in cash, an amount equal to the excess (if any) of the Allocated Value of such Asset (adjusted as provided in Sections 2.3(c)(ii) and 2.3(d)(ii) and net of applicable Property-Related Taxes) over the proceeds received by Buyer from the holder of such preferential right to purchase.

(f) If Sellers elect, or is deemed to have elected, not to remedy an Environmental Condition asserted in a timely manner under Section 4.3(a), or if Sellers are unable to remedy an Environmental Condition in a timely manner as provided in Section 4.3(c), then except as provided hereinafter, Buyer shall receive a reduction in the Cash Purchase Price equal to the actual costs, including, without limitation, Liabilities to Governmental Authorities and other Persons (or in the absence of actual costs, the Remediation Estimate agreed to by Sellers and Buyer or determined by arbitration as provided in Section 4.3(g)), to remedy the relevant Environmental Condition, in which case, such unremedied Environmental Condition shall become an Assumed Liability for purposes hereof.

(g) Sellers and Buyer shall endeavor, in good faith, to agree on the existence of all claimed Defects or Environmental Conditions, the methods of curing or remedying such Defects or Environmental Conditions, and the Defect Amounts or Remediation Estimates applicable thereto. In the event of a dispute concerning any of such matters that is not resolved prior to the Closing, either Buyer or Sellers may initiate arbitration of such dispute pursuant to the terms of Section 10.11. Following the issuance of the arbitrator's decision, Sellers and Buyer shall have the rights and options provided in Section 4.3(d) and
Section 4.3(e), or Section 4.3(f), as applicable.

ARTICLE V.

OTHER MATTERS PRIOR TO CLOSING

5.1     Operations.
        ----------
  Each Seller shall with respect to its Assets, to the extent within its reasonable control: (a) cause the Assets to be maintained and operated in a good and workmanlike manner consistent with past practices and in compliance with applicable Laws; (b) obtain the prior written consent of Buyer as to all material decisions relating to the Assets (other than decisions required for safety purposes or by other emergencies), including, without limitation, (i) all contracts or agreements regarding the sale of Hydrocarbons with terms of ninety
(90) days or more, (ii) proposed expenditures after the date of this Agreement related to any individual Asset in an amount greater than U.S. $25,000.00, net to Seller's interests, (iii) all farmout or farmin proposals or agreements, (iv) all operations as to which a Seller or any other co-owner of an Asset proposes not to participate, (v) the plugging and abandonment of any Well or Personal Property included in the Assets, (vi) the amendment, release, or abandonment of any Lease, or portion thereof, (vii) the waiver, compromise, or settlement of any right or Claim pertaining to the Assets, (viii) all amendments to, or waivers of rights under, or termination of any Real Property Interest or Contract, and (ix) the initiation of any proceeding before any Governmental
Authority pertaining to the Assets; (c) perform all material obligations of a Seller under the Leases, Real Property Interests, Contracts, and Permits; (d) promptly notify Buyer of (i) any notice or threatened notice of which a Seller becomes aware relating to any default, inquiry into any possible default, or action to alter, terminate, rescind, repudiate, or procure a judicial reformation of any Lease, Real Property Interest, Contract, or Permit, or any provision thereof, (ii) any new suit, action, or other proceedings before any court or Governmental Authority relating to the Assets, and (iii) any other event, fact, or circumstance of which a Seller becomes aware that may materially impair the value of the Assets or the ability of a Seller to consummate the transactions contemplated herein; (f) maintain all permits in full force and effect (including making application for renewal of Permits if required for such Permits to remain in full force and effect during the pendency of the application and make or give all notifications, filings, consents, or approvals from, to, or with all Governmental Authorities, and take all other actions reasonably requested by Buyer that are necessary for, and cooperate with Buyer in obtaining, the issuance, assignment, or transfer, as the case may be, by each such Governmental Authority of such Permits as may be necessary for Buyer to own and operate the Assets after the Closing if Buyer chooses to become the operator of any of the Assets; (g) maintain in effect insurance with respect to the Assets providing the same type of coverage, in the same amounts, and with the same deductibles as the insurance maintained in effect by a Seller with respect to the Assets and described on Schedule 3.1(r); (h) timely pay and discharge when due all costs and expenses incurred in connection with the Assets, except to the extent contested in good faith by a Seller utilizing appropriate actions, and otherwise keep the Assets free of Liens that do not constitute Permitted Encumbrances; (i) not mortgage, pledge, encumber, dedicate, or sell, or agree to mortgage, pledge, encumber, dedicate, or sell, any portion of the Assets except for the disposition of Hydrocarbons in the ordinary course of a Seller's business pursuant to Contracts in effect on the date hereof; and (j) perform all of the "Binding Provisions of the Letter of Intent," including without limitation, Section 2.4(h) thereof.

5.2     [Intentionally  Omitted]

5.3     Imbalances and Other Matters.
  As soon as reasonably practicable, but in no event later than five (5) Business Days after the execution of this Agreement, Sellers shall provide to Buyer written notice setting forth the status and extent of any Imbalances, as well as any "take-or-pay", prepayment, forward sale, production payment, deferred production, and similar arrangements, in effect with respect to the Assets as of the Effective Time. For purposes of the adjustment of the Cash Purchase Price pursuant to Sections 2.3(b) and 2.3(c), such Imbalances and other arrangements shall be valued based upon the contract price applicable to the relevant category of Hydrocarbons (or if there is no contract price, the market value thereof) as of the Effective Time. In the event of a dispute concerning the market value of any such Hydrocarbons that is not resolved prior to the Closing, either Buyer or Sellers may initiate arbitration of such dispute pursuant to the terms of Section 10.11. In that event, if necessary, the Closing shall be deferred until three (3) Business Days after the issuance of the decision of the arbitrators as to such dispute.

5.4     Publicity.
        ---------
  Sellers and Buyer shall consult with each other with regard to all press releases or other public or private announcements issued or made at or after the date of execution hereof concerning this Agreement or the transactions contemplated herein that names the other party, and, except as may be required by applicable Laws or the applicable rules and regulations of any stock exchange, neither Buyer nor a Seller shall issue any such press release or other publicity that names the other party without the prior written consent of the other party, which shall not be unreasonably withheld.

5.5     Compliance  with  Conditions.
        ----------------------------
  Promptly following the execution of this Agreement, Sellers shall send to the holder of each preferential right to purchase, right of first refusal, right of first offer, or similar right burdening an Asset and each Person whose consent to an assignment of an Asset is required prior to the Closing such written notice concerning the transactions contemplated in this Agreement as is required under the terms of the document or instrument creating such right or requiring such consent, requesting, as applicable, the waiver of the relevant right or the granting of the required consent. In addition, each Party will proceed diligently to cause all of the conditions to the other Party's obligations to close to be satisfied. If the conditions to a Party's obligations to close have been satisfied, or expressly waived by such Party, in a timely manner as provided herein, and such Party refuses to close, the Party refusing to close, at the option of the other Party or Parties, as applicable, shall be deemed to have breached this Agreement.

5.6     Maintenance  of  Existence.
        --------------------------
  Until the Closing, Buyer and a Seller shall maintain its existence and its rights and franchises and procure the extension or renewal of any right, franchise, or privilege expiring as the result of the lapse of time.

5.7     Mutual  Assurances.
        ------------------
  Subject to the terms of this Agreement, each Party will use reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including (a) cooperation in determining whether any action, approval, or waiver by or in respect of, or filing with, any Governmental
Authority is required in connection with the consummation of the transactions contemplated by this Agreement; (b) cooperation in seeking and obtaining any such actions, approvals, waivers, or filings; and (c) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

5.8     Notification  of  Certain  Matters.
        ----------------------------------
  Each Party shall give prompt notice to the other Party or Parties, as applicable, of (a) the occurrence or nonoccurrence of any event that would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of such Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the Party or Parties, as applicable, receiving such notice.

5.9     Designation  as  Operator.
        -------------------------
  On or after the Closing Date, upon Buyer's request, any a Seller shall resign as operator of all Assets as to which that a Seller has served as operator prior to the Closing. Sellers do not warrant or guarantee that, after the Closing, Buyer will become the operator of any Asset operated by a Seller or prior to the Closing as to which there are co-owners of the relevant Lease(s). With respect to each such Asset, upon Buyer's request, Sellers shall support Buyer in Buyer's efforts to be named replacement operator of such Assets under the terms of the applicable Contracts effective as of the Possession Time (or as soon thereafter as is reasonably practicable) and will use reasonable commercial efforts, at Buyer's cost, to obtain the votes of the other co-owners in the relevant Lease(s) in favor of such election. Within five (5) Business Days after Buyer is named or entitled to be replacement operator under the terms of the applicable Contracts, Sellers and Buyer shall make all necessary filings and take all other actions necessary to cause the resignation of any Seller as operator and Buyer's designation as the replacement operator of such Assets to be recognized and, if required, approved by all relevant Governmental Authorities. In each case, Sellers shall use reasonable commercial efforts, at Buyer's expense, to assist Buyer in assuming the timely operation and management of such Assets.

5.10     Advances.
         --------
  Pursuant to Section 2.4(i) of the "Binding Provisions of the Letter of Intent, Buyer has provided to Sellers cash advances ("Advances") to fund certain completion and drilling operations on the portions of the Leases specified in
Section 2.4(i) of the "Binding Provisions of the Letter of Intent (the "PUD Operations"). Sellers agree to furnish, or to cause to be furnished, to Buyer copies of each of the following items for each affected Well:

(a)     daily  drilling  reports;
(b)     core  analyses;
(c)     mud logs;
(d) electrical induction logs and surveys, neutron logs, velocity surveys, and other logs, surveys, and tests;
(e)     well test and completion reports; and
(f)     all reports made to any Governmental Authority.

ARTICLE VI.

CONDITIONS; TERMINATION; REMEDIES

6.1     Conditions  Precedent  to  Seller's  Obligation  to  Close.
        ----------------------------------------------------------
  All obligations of a Seller under this Agreement are subject, at that Seller's option, to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

(a) each and every representation and warranty of Buyer, under this Agreement shall be true and accurate in all material respects (and in all respects, in the case of representations and warranties qualified by materiality) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate in all material respects (and in all respects, in the case of representations and warranties qualified by materiality);

(b) Buyer, shall have performed and complied in all material respects with each and every covenant, agreement, and condition required by this Agreement to be performed or complied with, executed and delivered all documents required to be delivered, and otherwise taken all actions required to be taken, in each case by Buyer on or prior to the Closing Date;

(c) no suit, action, or other proceeding shall be pending or threatened before any court or arbitration tribunal or any Governmental Authority seeking to enjoin, restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated in this Agreement;

(d) Buyer shall have received all consents, authorizations, waivers, and approvals required to be obtained prior to the Closing by any court or Governmental Authority under any applicable Law concerning the transactions contemplated herein;

(e) Buyer shall have delivered to Sellers a certificate, dated and effective as of the Closing Date, executed by the president or an authorized vice president of Buyer, certifying to a Seller that on the Closing Date, the representations and warranties of Buyer contained in this Agreement are true and correct in all material respects (and in all respects, in the case of representations and warranties qualified by materiality) and all covenants of Buyer contained herein have been performed in all material respects provided that Buyer's certificate shall only relate to the Restricted Stock; and

(f) Buyer shall have completed due diligence reviews satisfactory to Buyer with respect to the Assets and shall have notified Sellers to that effect in writing

6.2     Conditions  Precedent  to  Buyer's  Obligation  to  Close.
        ---------------------------------------------------------
  All obligations of Buyer under this Agreement are subject, at Buyer's option, to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

(a) each and every representation and warranty of Sellers under this Agreement shall be true and accurate in all material respects (and in all respects, in the case of representations and warranties qualified by materiality) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate in all material respects (and in all respects, in the case of representations and warranties qualified by materiality);

(b) Sellers shall have performed and complied in all material respects with each and every covenant, agreement, and condition required by this Agreement to be performed or complied with, executed and delivered all documents required to be delivered, and otherwise taken all actions required to be taken, in each case by Sellers on or prior to the Closing Date;

(c) no suit, action, or other proceeding shall be pending or threatened before any court or arbitration tribunal or any Governmental Authority seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated in this Agreement;

(d) Sellers shall have received all consents, authorizations, waivers, and approvals required to be obtained prior to the Closing by any court or Governmental Authority under any applicable Law concerning the transactions contemplated herein (including, without limitation, all consents and authorizations, if any, from Governmental Authorities required to be obtained with respect to the Transferable Permits prior to the Closing);

(e) Sellers shall have delivered to Buyer all consents to assignment, waivers of preferential rights to purchase, and other similar matters (if any) from third Persons required to be obtained prior to the Closing under the terms of the Leases, the Real Property Interests, and the Contracts, in each case as a result of the transactions contemplated in this Agreement;

(f) Sellers shall have delivered to Buyer a certificate, dated and effective as of the Closing Date, executed by the president or an authorized vice president of a Seller, certifying to Buyer that, on the Closing Date, the representations and warranties of a Seller contained in this Agreement are true and correct in all material respects (and in all respects, in the case of representations and warranties qualified by materiality) and that all covenants of a Seller contained herein have been performed in all material respects;

(g) Buyer shall have completed due diligence reviews satisfactory to Buyer with respect to the Assets.

6.3     Termination.
        -----------
  This Agreement may be terminated, and the transactions contemplated herein may be abandoned at any time prior to the Closing:

(a)     by  mutual  written  consent  of  Sellers  or  Buyer;
(b) by Sellers, at Sellers' option, if any of the conditions applicable to Buyer set forth above in Section 6.1 have not been satisfied as provided therein on or before the Scheduled Closing Date; and
(c) by Buyer, at Buyer's option, if any of the conditions applicable to Sellers set forth above in Section 6.2 have not been satisfied as provided therein on or before the Scheduled Closing Date.

6.4     Remedies.
        --------
  If  this  Agreement  is  terminated by (a) either Sellers or Buyer pursuant to
Section  6.3(a),  (b)  Sellers  pursuant  to  Section 6.3(b) if the condition in
Section 6.1(c) is not satisfied, (c) Buyer pursuant to Section 6.3(c) if the condition in Section 6.2(c), Section 6.2(g), Section 6.2(h), or Section 6.2(i) is not satisfied, no Party shall have any further liability to the other as the result of such termination. If this Agreement is otherwise terminated pursuant to either Section 6.3(b) or Section 6.3(c), the terminating Party shall be entitled to all remedies available at law or in equity, including, without limitation, the remedy of specific performance, subject to the terms of Section
9.6. If a Party resorts to legal proceedings to enforce this Agreement or any part thereof, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party, including reasonable attorneys' fees, in addition to any other relief to which such Party may be entitled.

6.5     Conveyance  of  Interests.
        -------------------------
  If this Agreement is terminated, for any reason, prior to the Closing, Sellers will repay to Buyer any and all Advances in full, including 10% annualized interest within 90 days of termination of this Agreement, and if such payment is not timely made, Sellers shall convey to Buyer the undivided interests specified on Schedule 6.5. Sellers hereby grant to Buyer a lien in and to all of the Assets to secure Sellers' obligations under this Section 6.5.

ARTICLE VII.

CLOSING

7.1     Closing.
        -------
  The Closing shall be held at the offices of Buyer as indicated in Section 10.5 at 10:00 A.M., Central Time, on September 25, 2007 (the "Scheduled Closing Date"), or on such other date as may be agreed to by the Parties. The date of the Closing, whenever it occurs as provided herein, is referred to herein as the "Closing Date."

7.2     Preliminary  Settlement  Statement.
        ----------------------------------
  No later than three (3) Business Days prior to the Closing Date, Sellers shall prepare and submit to Buyer a preliminary settlement statement (the "Preliminary Settlement Statement"), which sets forth Sellers' estimate of the Adjusted
Consideration, reflecting the calculation of the Cash Purchase Price in accordance with Section 2.3(b) and each adjustment and proration and its method of calculation made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement, together with the designation of each Seller's account for the wire transfer of such estimated Adjusted Consideration pursuant to Section 7.3. If, for any reason, Buyer disputes any information contained in the Preliminary Settlement Statement, and Buyer and Sellers are unable to resolve such dispute prior to the Closing Date, the Parties shall submit the dispute to arbitration pursuant to Section 10.11, and the Closing shall be deferred until three (3) Business Days after the issuance of the decision of the arbitrators as to such dispute.

7.3     Actions  at  Closing.
        --------------------
  At  the  Closing,  Sellers  and  Buyer  shall  take  the  following  actions:

(a) Sellers and Buyer shall each execute and deliver (i) the Conveyance in sufficient counterparts to facilitate recording in all relevant jurisdictions and (ii) the Preliminary Settlement Statement.

(b) Buyer shall deliver to Sellers the estimated Adjusted Consideration reflected in the Preliminary Settlement Statement, less the Holdback, by bank wire transfer of immediately available U.S. funds to the account designated in the Preliminary Settlement Statement.

(c) Sellers shall deliver to Buyer (i) releases of all Liens (if any) encumbering the Assets that do not constitute Permitted Encumbrances, (ii) transfer orders or letters in lieu thereof, on forms provided by Buyer, directing all purchasers of production to make payment to Buyer of proceeds attributable to Hydrocarbons produced from the Assets after the Effective Time,
(iii) all consents, waivers, and other similar matters pertaining to the Assets obtained by Sellers prior to the Closing, and (iv) all undisbursed revenues that Seller is required to deliver to Buyer under Section 8.3.

(d) Sellers shall deliver to Buyer the certificates provided for in Section 6.2(f).

(e)     Buyer shall deliver to Sellers the certificate provided for in Section
6.1(e).

(f) Sellers shall deliver to Buyer a statement that satisfies the requirements of Treas. Reg. 1.1445-2(b)(2), certifying that Seller is not a "foreign" Person for federal income tax purposes.

(g) Buyer shall have delivered to Sellers copies of instructions to Buyer's transfer agent directing the transfer agent to issue as soon as possible shares of Restricted Stock (registered in the name of such Seller in an aggregate amount equal to the Stock Consideration).

(h) Buyer shall execute and deliver the Employment Agreement between Buyer and David York attached hereto as Exhibit H.

(i) Buyer shall execute and deliver the Consulting Agreement between Buyer and Tim Burroughs attached hereto as Exhibit I.

(j) Sellers and Buyer shall execute such other documents and take such other actions as are provided for elsewhere in this Agreement or as may be necessary to consummate the transactions contemplated herein.

7.4     Records.
        -------
  At any time after the Closing, pursuant to Buyer's reasonable instructions, Sellers shall deliver to Buyer the Records. Buyer shall be entitled to all original Records affecting all of the Assets. Sellers may make and retain, at their expense, copies of the Records prior to the delivery thereof to Buyer. Buyer agrees to maintain all Records until the fifth (5th) anniversary of the Closing Date (or such longer period of time as Sellers may request for those Records relevant for tax audit purposes), or, if any of such Records pertain to a Claim pending at such fifth anniversary date, until such Claim is finally resolved and the time for all appeals has been exhausted. Buyer will provide to Sellers reasonable access to the Records for purposes of obtaining information for the preparation of tax returns, financial statements, and other legitimate business purposes of Seller.

ARTICLE VIII.

POST CLOSING MATTERS

8.1     Settlement  Statement.
        ---------------------
  On or before ninety (90) days after the Closing Date, Buyer will prepare a final accounting statement, subject to verification by Sellers, which sets forth the final calculation and amount of the Cash Purchase Price (including all adjustments thereto) in accordance with Sections 2.3(b) and 2.3(c), the calculations used to determine such amounts, and the actual proration of all other amounts required by this Agreement (the "Final Settlement Statement"). No later than fifteen (15) days after Seller's receipt of the Final Settlement Statement from Buyer (but no earlier than ninety (90) days after the Closing
Date), Sellers shall deliver to Buyer written notice setting forth any changes to the Final Settlement Statement proposed by Sellers. On or before fifteen
(15) days after Buyer's receipt of Sellers' proposed changes to the Final Settlement Statement, Buyer and Sellers shall agree on the Final Settlement Statement and, as the case may be, shall pay to the other such sums as may be found to be due in the final accounting. All amounts paid pursuant to this
Section 8.1 shall be delivered by wire transfer of immediately available U.S. funds to the account specified in writing by the relevant Party. If Buyer and Sellers are unable to agree on the Final Settlement Statement on or before fifteen (15) days after Buyer's receipt of Sellers' proposed changes thereto, then Buyer and Sellers shall submit all unresolved claims and amounts for arbitration in accordance with the terms of Section 10.11.

8.2     Further  Cooperation.
        --------------------
  After the Closing Date, Buyer and Sellers shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as either Party may reasonably request, to convey and deliver the Assets to Buyer, to perfect Buyer's title thereto, and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement. If, after the Closing Date, either Sellers or Buyer receives monies belonging to the other, such amounts shall be promptly disbursed to the Party entitled to receive them. If an invoice or other evidence of an obligation is received by Sellers or Buyer, which is either an obligation assumed by the other Party or partially an obligation of both Sellers and Buyer, the Parties shall consult with each other, and an adjustment for such amount will be made either on the Final Settlement Statement, or, if the evidence of the obligation is not received until after the completion of the final accounting pursuant to Section 8.1, in cash as the Parties may agree. If Sellers and Buyer are unable to agree on the disposition of such an obligation, Sellers and Buyer shall submit the matter to binding arbitration in accordance with the terms of Section 10.11.

8.3     Undisbursed  Revenues  and  Payment  of  Vendor  Claims.
        -------------------------------------------------------
  No later than the Closing Date, Sellers shall pay or disburse to other Persons (including amounts held in suspense by Seller) and that, as of the Closing Date, have not been thus paid or disbursed. On or before thirty (30) days after the Closing Date, Seller shall pay all of the Vendor Claims and all other claims that should have been scheduled on Schedule 3.1(n) in order to make the representations in Section 3.1 true and correct.

8.4     Holdback.
        --------
  Buyer shall retain One Hundred Fifty Thousand Dollars ($150,000.00) of the Cash Consideration (the "Holdback") following the Closing Date, and Buyer may apply the Holdback to satisfy claims of Buyer against either Seller under this Agreement or under the Conveyance. Notwithstanding any other provision of this Agreement (including without limitation Section 2.5and Section 9.4), Buyer's sole recourse after the Closing Date for any claim against Sellers under this Agreement or the Conveyance, including claims for Defect Values (collectively, all such claims are "HOLDBACK CLAIMS"), shall be to the Holdback, as the Holdback amount may exist from time to time under the provisions of this Section

8.4, but such limitation on Buyer's recourse shall not limit Sellers' obligations under this Article VIII (including the obligation to pay Vendor Claims). Buyer shall give notice to Seller of any application by Buyer of any portion of the Holdback, and any dispute regarding such application shall be submitted for arbitration in accordance with the terms of Section 10.11. Any portion of the Holdback remaining unapplied after Ninety (90) days following the Closing Date shall be paid to Sellers. Interim accounting for the Holdback shall be provided monthly and an accounting for the entire Holdback shall be included in the Final Settlement Statement.

ARTICLE IX.

SURVIVAL; INDEMNIFICATION

9.1     Survival.
        --------
  All representations, warranties, covenants, agreements, and indemnities of Buyer (with regard to the Restricted Stock) and Sellers under this Agreement shall survive the Closing and the delivery of the Conveyance, shall not be merged with or into the Conveyance, and shall remain in force and effect as provided in this Section 9.1, as applicable, regardless of any investigation at any time made by or on behalf of Buyer or a Seller, or of any information that Buyer or Sellers may have with respect thereto. Such survival does not obligate any Party to make any further representation or warranty after the Closing Date, or to cause any representation or warranty made hereunder to remain true and correct after the Closing Date.

9.2     Indemnity  as  Sole  Remedy.
        ---------------------------
  Except to the extent otherwise provided in Section 6.4 and Section 8.4, the indemnity provided by each Party to the other under this Article IX shall constitute the sole and exclusive remedy for such Party and its Indemnity Group after the Closing with respect to (a) the inaccuracy or breach of any representation or warranty made by another Party hereunder and (b) a breach or default in the performance by such other Party of any covenant or agreement of such other Party contained in this Agreement. Except as otherwise provided in
Section 6.4, Section 8.4 and this Article IX, each Party hereby waives any Claim arising under common law, any statute, or otherwise against another Party arising from or out of the inaccuracy or breach of any representation or warranty made by the other Party hereunder or the breach or default in the performance by such other Party of any covenant or agreement of such other Party contained in this Agreement.

9.3     Indemnities  of  Buyer.
        ----------------------
  Regardless of any investigation made at any time by or on behalf of any Party or any information any Party may have, and regardless of the presence or absence of insurance, Buyer shall indemnify and hold harmless Seller and its Indemnity Group from and against any and all Claims and Liabilities caused by, arising out of, resulting from, or relating in any way to, and to pay to Seller or its Indemnity Group any sum that a Seller or its Indemnity Group pays, or becomes obligated to pay, on account of: (a) any breach or default in the performance by Buyer of any covenant or agreement of Buyer contained in this Agreement or any document executed in connection herewith; (b) any breach of a warranty or an inaccurate or erroneous representation made by Buyer in this Agreement (provided, however, that for purposes of this Section 9.3, all qualifications relating to materiality contained in such representations and warranties shall be disregarded); and (c) all Assumed Liabilities.

9.4     Indemnities  of  Sellers.
        ------------------------
  Regardless of any investigation made at any time by or on behalf of any Party or any information any Party may have, and regardless of the presence or absence of insurance, each Seller shall indemnify and hold harmless Buyer and its Indemnity Group from and against any and all Claims and Liabilities caused by, arising out of, resulting from, or relating in any way to, and to pay Buyer or its Indemnity Group any sum that Buyer or its Indemnity Group pays or becomes obligated to pay, on account of: (a) any breach or default in the performance by that Seller of any covenant or agreement of that Seller contained in this Agreement or any document executed in connection herewith; (b) any breach of a warranty or an inaccurate or erroneous representation made by that Seller in this Agreement (provided, however, that for purposes of this Section 9.4, all qualifications relating to materiality contained in such representations and warranties, except for Section 3.1(s), shall be disregarded); and (c) all that Seller's Retained Liabilities.

9.5     Assertion  of  Claims;  Notices;  Defense;  Settlement.
        -------------------------------------------------------
(a) Upon the discovery by a Party entitled to indemnification under any provision of this Agreement (the "Indemnified Party") of facts believed to entitle such Party to indemnification hereunder, including the receipt by any such Party of notice of a Claim from any third Person, the Indemnified Party shall give prompt written notice of any such Claim to the Party obligated to provide the requested indemnification (the "Indemnifying Party"). Each such notice shall set forth the facts known to the Indemnified Party pertaining to the relevant Claim and shall specify the manner in which the Indemnified Party proposes to respond to such Claim.

(b) Within ten (10) days after the receipt by the Indemnifying Party of such notice, the Indemnifying Party shall state in writing to the Indemnified Party:
(i) whether the Indemnified Party may proceed to respond to the Claim in the manner set forth in its notice, or (ii) whether the Indemnifying Party shall assume responsibility for and conduct the negotiation, defense, or settlement of the Claim, and if so, the specific manner in which the Indemnifying Party proposes to proceed. If the Indemnifying Party assumes control of the Claim, the Indemnified Party shall at all times have the right to participate in the defense thereof and to be represented, at its sole expense, by counsel selected by it. No such Claim shall be compromised or settled by either the Indemnifying Party or the Indemnified Party, as applicable, in any manner that admits liability on the part of the other Party or that might otherwise adversely affect the interest of such other Party without the prior written consent of such other Party, which consent will not be unreasonably withheld or delayed.
As a condition precedent to indemnification under this Agreement, the Indemnified Party shall assign to the Indemnifying Party, and the Indemnifying Party shall become subrogated to, all rights and Claims, up to the amount of indemnification, of the Indemnified Party against third Persons arising out of or pertaining to the matters for which the Indemnifying Party shall provide indemnification. The amount of the Indemnified Party's Claim for indemnification shall be reduced by the amount of any insurance reimbursement paid to the Indemnified Party pertaining to the Claim.

9.6     Limitation  on  Damages.
        -----------------------
  For the breach or non-performance by any Party of any representation, warranty, covenant, or agreement contained in this Agreement, the liability of the obligor shall be limited to direct actual damages only, except to the extent that the obligee is entitled to specific performance or injunctive relief. AS BETWEEN THE PARTIES, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY AS THE RESULT OF A BREACH OR A VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, OR CONDITION
CONTAINED IN THIS AGREEMENT FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, IN CONTRACT, UNDER ANY INDEMNITY PROVISION, ARISING BY OPERATION OF LAW (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY), OR OTHERWISE. WITH RESPECT TO CLAIMS BY THIRD PERSONS, A PARTY MAY RECOVER FROM ANY OTHER PARTY ALL COSTS, EXPENSES, OR DAMAGES (INCLUDING, WITHOUT LIMITATION, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES), LOST PROFITS, AND OTHER BUSINESS INTERRUPTION DAMAGES IN ADDITION TO ACTUAL DIRECT DAMAGES PAID OR OWED TO ANY SUCH THIRD PERSON IN SETTLEMENT OR
SATISFACTION OF CLAIMS AS TO WHICH THE RELEVANT PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

9.7     Limitation  on  Reliance.
        ------------------------
WITHOUT LIMITING THE GENERALITY OF SECTION 9.2, EACH OF THE PARTIES RECOGNIZES AND AGREES THAT IT IS NOT RELYING UPON THE AGENTS OR COUNSEL OF THE OTHER PARTY FOR LEGAL OR BUSINESS ADVICE OR TO PERFORM DUE DILIGENCE OR MAKE DISCLOSURES WITH RESPECT TO ANY OF THE ASSETS, THE ASSUMED LIABILITIES OR ANY MATTER RELATING THERETO, AND THAT NO SUCH AGENT OR COUNSEL SHALL HAVE ANY DUTY OR OBLIGATION TO ANY PARTY OR WITH RESPECT TO ANY MATTER NOT EXPRESSLY UNDERTAKEN PURSUANT TO A WRITING DULY EXECUTED THEREBY. THE FOREGOING LIMITS THE LIABILITIY OF AGENTS OR COUNSEL OF THE PARTIES FROM LIABILITY FOR THEIR OWN NEGLIGENCE, INCLUDING BUT NOT LIMITED TO NEGLIGENT MISREPRESENTATION.

ARTICLE X.

MISCELLANEOUS

10.1     Exhibits.
         --------
  All exhibits and schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement for all purposes. Each Party and its counsel has received a complete set of exhibits and schedules prior to and as of the date of execution of this Agreement.

10.2     Expenses.
         --------
  Except as otherwise specifically provided herein, all fees, costs, and expenses incurred by Buyer and Sellers in negotiating this Agreement and in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs, and expenses. All required documentary, filing, and recording fees and expenses in connection with the filing and recording of the Conveyance and other instruments required to convey title to the Assets to Buyer shall be borne by Buyer.

10.3     Proration  of  Taxes.
         --------------------
  Each Party shall assume responsibility for, and shall bear and pay, all federal income taxes, state income taxes, franchise taxes, and other similar taxes (including any applicable interest or penalties) incurred by or imposed upon such Party with respect to the transactions described in this Agreement. Seller shall assume responsibility for, and shall bear and pay, all Transfer Taxes incurred or imposed with respect to the transfer of the Assets. Each Seller shall assume responsibility for, and shall bear and pay, all Property-Related Taxes (including any applicable penalties and interest) based upon or measured by the ownership of that Seller's Assets or the receipt of proceeds therefrom, but exclusive of income taxes, and assessed against the Assets by any taxing authority for the period prior to the Effective Time. Buyer shall be responsible for, and shall bear and pay, all such Property-Related Taxes assessed against the Assets by any taxing authority for any period that begins on or after the Effective Time. For purposes of this Agreement, the foregoing proration of Property-Related Taxes shall be accomplished as an adjustment to the Cash Purchase Price and, in the case of ad valorem and other property taxes, shall be based upon the ad valorem and other property taxes actually assessed against the Assets for 2006. In the event of a conflict between the terms of this Section 10.3 and any other provision of this Agreement, the terms of this Section 10.3 shall govern and control.

10.4     Assignment.
         ----------
  No Party shall assign this Agreement, except to a wholly owned subsidiary of the assigning Party by assignment, transfer of equity, merger, reorganization, or consolidation, without the prior written consent of the non-assigning Parties, which shall not be unreasonably withheld or delayed. Any such assignment of rights shall provide for the assumption by the transferee of the obligations of the assigning Party under this Agreement. No assignment of any rights hereunder shall relieve the assigning Party of any obligations or responsibilities hereunder. Upon the assumption by such a transferee of the obligations of the assigning Party under this Agreement, such transferee shall become primarily liable for all such obligations assumed. Notwithstanding any such assumption, however, if such a transferee fails to perform any of the obligations thus assumed, the assigning Party shall remain liable for the performance thereof. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

10.5     Notices.
         -------
  All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or by telex or facsimile transmission (provided any such telegram, telex, or facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to Buyer:
-----------

Westside Energy Corporation
3131 Turtle Creek Boulevard
Suite 1300
Dallas, Texas  75219
Attn:  Douglas G. Manner, CEO
Telephone No:  214.522.8990
Facsimile No:  214.522.4169

If to Gulftex:
-------------

GULFTEX OPERATING, INC.
3030  LBJ  Freeway,  Suite  1320
Lock  Box  47
Dallas,  Texas  75234
Attn:  David York
Telephone No:  972.243.2613
Facsimile No: ____________

If to TD Energy Services, Inc.:
------------------------------

TD ENERGY SERVICES, INC.
________________________
3030  LBJ  Freeway,  Suite  1320
Lock  Box  47
Dallas,  Texas  75234
Attn:  David York
Telephone No:  972.243.2613
Facsimile No: ____________

     Any notice given in accordance herewith shall be deemed to have been given on the Business Day when delivered to the addressee in person or by telex, facsimile, or bonded overnight courier; provided, however, that if any such notice is received after normal business hours, the notice will be deemed to have been given on the next succeeding Business Day. Any Party may change the address, telephone number, and facsimile number to which such communications to such Party are to be addressed by giving written notice to the other Party in the manner provided in this Section 10.5.

10.6     ENTIRE  AGREEMENT;  CONFLICTS.
         -----------------------------
  THIS AGREEMENT, THE EXHIBITS HERETO, THE CONVEYANCE, AND THE "BINDING PROVISIONS" OF THE LETTER OF INTENT (AS AMENDED AND/OR SUPERSEDED HEREBY), CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE CONVEYANCE OR THE "BINDING PROVISIONS" OF THE LETTER OF INTENT (AS AMENDED AND/OR SUPERSEDED HEREBY), AND NEITHER BUYER NOR SELLER SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENT OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND THE TERMS OF THE CONVEYANCE OR THE "BINDING PROVISIONS" OF THE LETTER OF INTENT (AS AMENDED AND/OR SUPERSEDED HEREBY), THE TERMS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN THE CONVEYANCE AND THE "BINDING PROVISIONS" OF THE LETTER OF INTENT OF TERMS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL TERMS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE TERMS OF THIS SECTION 10.6.

10.7     Amendment.
         ---------
  This Agreement may be amended only by an instrument in writing executed by the Parties.

10.8     Waiver;  Rights  Cumulative.
         ---------------------------
  Any of the terms, covenants, representations, warranties, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of Buyer or Sellers, or their respective officers, employees, agents, or representatives, or any failure by Buyer or Sellers to exercise any of its rights under this Agreement, shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty. The rights of Buyer and Sellers under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

10.9     GOVERNING  LAW;  CONSENT  TO  JURISDICTION.
         ------------------------------------------
  THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY
CONFLICTS OF LAW, RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS IN DALLAS, TEXAS.

10.10     Severability.
          ------------
  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

10.11     Arbitration.
          -----------
(a) Any disagreement, difference, or dispute among the Parties provided in this Agreement to be resolved by arbitration shall be resolved pursuant to arbitration according to the procedures set forth in this Section 10.11. Any Party may commence an arbitration proceeding hereunder by giving written notice to the other Party. No later than five (5) Business Days after the delivery of the notice commencing the arbitration proceeding, Sellers (or the affected Seller if the dispute relates to only one of the Sellers) and Buyer shall each select an arbitrator. Promptly following their selection, the two arbitrators selected by Sellers and Buyer jointly shall select a third arbitrator. All arbitrators selected under this Agreement shall have at least eight (8) years of professional experience in the oil, gas, or accounting industries, as applicable, and shall not previously have been employed by any of the Parties and shall not have a direct or indirect interest in any of the Parties or the subject matter of the arbitration. The arbitration hearing shall commence as soon as is practical, but in no event later than thirty (30) days after the selection of the third arbitrator. If any arbitrator selected under this
Section 10.11(a) should die, resign, or otherwise be unable to perform his duties hereunder, a successor arbitrator shall be selected pursuant to the procedures set forth in this Section 10.11(a).

(b) The arbitrators shall settle all disputes in accordance with the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, to the extent that such Rules do not conflict with the terms of such Act or the terms of this Agreement. Any arbitration hearing shall be held in Dallas County, Texas. The decision of the arbitrators shall be final and binding on the Parties and, if necessary, may be enforced in any court of competent jurisdiction. The Law governing all such disputes shall be the Laws of the State of Texas, including, without limitation, the Uniform Commercial Code as in effect in the State of Texas, as the same may be amended from time to time, but without regard to conflicts of laws principles. The fees and expenses of the arbitrators shall be shared one-half by Seller and one-half by Buyer.
Any payment to be made as the result of any dispute resolved by arbitration hereunder shall be accomplished pursuant to the Final Settlement Statement, with the final payments due thereunder being deferred until the arbitrators have rendered their decisions on all matters to be resolved by arbitration hereunder.

10.12     Counterparts.
          ------------
  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. This Agreement may be executed by the Parties in different locations and shall become binding upon all Parties upon the exchange by the Parties of executed signature pages by facsimile; provided, however, that no later than five (5) Business Days after such execution hereof by facsimile, the Parties shall have executed and delivered each to the other a fully executed original counterpart of this Agreement.

     IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement on the date first above written.
SELLERS:
-------

GULFTEX OPERATING, INC.


By:
Name:     David York
Title:          Executive Vice-President


TD ENERGY SERVICES INC.


By:
Name:     David York
Title:          President


BUYER:
-----

WESTSIDE ENERGY CORPORATION


By:
Name:     _____________________________
Title: _______________________________

                                  SCHEDULE 1.1

                                  DEFINED TERMS
                                  -------------

The following terms and expressions shall have the meanings set forth in the indicated provisions of this Agreement: "Adjusted Base Consideration" , Section 2.3(a); "Adjusted Cash Purchase Price", Section 2.3(a); "Adjusted Consideration", Section 2.3(d); "Allocable Acreage", Section 6.5; "Assets",
Section 2.1; "Assumed Liabilities", Section 2.4; "Base Purchase Price" and "Cash
Purchase Price",   Section 2.3(a); "Closing Date", Section 7.1; "Final
Settlement Statement", Section 8.1; "Holdback" and "Holdback Claims", Section
8.4 "Hydrocarbons", Section 2.1(c); "Indemnified Party" and "Indemnifying Party", Section 9.5(a); "Intangible Rights", Section 2.1(i); "Leases", Section 2.1(a); "Restricted Stock" and "Stock Consideration", Section 2.3(a); "Personal Property", Section 2.1(e); "Preliminary Settlement Statement", Section 7.2; "Real Property Interests", Section 2.1(d); "Records", Section 2.1(j); "Retained Liabilities", Section 2.5; "Transferred Contracts", Section 2.1(g); "Vendor Claims", Section 3.1(n)and "Wells", Section 2.1(b).


     In addition, the following terms and expressions shall have the meanings set forth hereinafter:

"Affiliate" means, with respect to a Party, any Person that directly or indirectly controls, is controlled by, or is under common control with, the relevant Party. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, contract, voting trust, membership in management or in the group appointing or electing management, or otherwise through formal or informal arrangements or business relationships.

"Allocated Value" means, with respect to each Well, Real Property Interest, item of Personal Property, and other Asset to which value is allocated herein, the amount set forth on Exhibit B (in two parts, Exhibit B-1 and B-2) under the column styled "Allocated Value" for such Well, Real Property Interest, item of Personal Property, or other Asset. For purpose of this Agreement, Seller and Buyer agree and stipulate that the Allocated Values set forth in Exhibit B have been established solely for use in calculating adjustments to the Cash Purchase Price as provided herein, and not for purposes of federal or state income taxation, such Allocated Values being solely for the convenience of the Parties. "Assumed Environmental Liabilities" means, collectively, ALL CLAIMS AND LIABILITIES (INCLUDING, WITHOUT LIMITATION, CLAIMS AND LIABILITIES RELATING TO ENVIRONMENTAL CONDITIONS THAT BECOME "ASSUMED ENVIRONMENTAL LIABILITIES" BY OPERATION OF SECTION 4.3, BUT EXCLUDING THE RETAINED ENVIRONMENTAL LIABILITIES) ARISING OUT OF, RESULTING FROM, OR RELATING IN ANY WAY TO THE EXISTENCE OF AN ENVIRONMENTAL CONDITION ON OR RELATING TO ONE OR MORE ASSETS (INCLUDING, WITHOUT LIMITATION, CLAIMS AND LIABILITIES FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY OCCURRING AS THE RESULT THEREOF), REGARDLESS OF WHETHER SUCH ENVIRONMENTAL
CONDITION IS KNOWN, ANTICIPATED, OR SUSPECTED AS OF THE POSSESSION TIME, OR RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY OF ANY SELLER OR ITS RESPECTIVE AFFILIATES, EMPLOYEES, AGENTS, OR REPRESENTATIVES, AND REGARDLESS OF WHETHER SUCH ENVIRONMENTAL CONDITION, OR THE ACTS, OMISSIONS, EVENTS, OR CONDITIONS GIVING RISE THERETO AROSE, OCCURRED, OR EXISTED BEFORE, AT, OR AFTER THE POSSESSION TIME.

"Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Dallas, Texas, are required or authorized by Law to be closed.

"Claims", for purposes of this Agreement, means any and all claims, demands, Liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, actions (whether judicial, administrative, or arbitrational), causes of action, suits, and controversies.

"Closing" means the consummation of the transactions contemplated in this Agreement.

"Code"  means  the  United  States  Internal  Revenue  Code of 1986, as amended.

"Contracts" means all seismic or other exploration agreements; farm-in, farm-out, and participation agreements; dry hole, acreage contribution, and bottom hole agreements; partnership, joint venture, and similar agreements; Hydrocarbon purchase, sale, exchaange, gathering, storage, transportation, and marketing agreements; acquisition agreements; operating agreements; area of interest agreements; balancing agreements; pooling, communization, and unitization agreements; processing, fractionation, condensate removal and handling, dehydration, treatment, and separation agreements; saltwater, water, and waste injection and disposal agreements; options; service agreements; communications, facilities, and equipment leases and licenses, to the extent transferable; and other contracts, agreements, and rights owned by Seller, in whole or in part, to the extent that they are (i) appurtenant to or affect the properties and rights comprising the Assets, or (ii) used or held for use in connection with the use, ownership, or operation thereof, all as described more particularly on Exhibit E.

"Conveyance" means the Assignment, Bill of Sale, and Conveyance substantially in the form attached hereto as Exhibit G.

"Defect" means any Lien, charge, contract, agreement, obligation, or defect of title, other than a Permitted Encumbrance, that causes, or could reasonably be expected (in Buyer's good faith judgment) to cause: (a) a loss of title, in whole or in part, by a Seller with respect to an Asset; (b) the title to an Asset not to be good, valid, and indefeasible; (c) an Asset to be subject to a Lien other than a Permitted Encumbrance; (d) in the case of a Lease or Well, and without limiting clauses (a), (b), and (c) of this definition, (i) a Seller to receive a percentage of all Hydrocarbons produced, saved, and marketed from or allocable to such Lease or Well that is less than the Net Revenue Interest set forth in Exhibit B for such Lease or Well, without reduction, suspension, or termination for the productive life of such Lease or Well, or (ii) a Seller to be obligated to bear a percentage of the costs and expenses of operations on and the maintenance and development of such Lease or Well that is greater than the Working Interest set forth for such Lease or Well on Exhibit B without increase for the productive life of such Lease or Well, unless such greater Working
Interest yields a correspondingly greater Net Revenue Interest; or (e) a Seller's interest in any Asset otherwise to be extinguished or the operation, use, possession, ownership, or value of a Seller's interest in any Asset to be materially affected or interfered with, except for Permitted Encumbrances. The term "Defect" shall include a preferential right to purchase, right of first refusal, right of first offer, or similar right affecting any Asset (including, without limitation, any Contract) that is exercised prior to the Closing, or a third Person consent to assignment required before an Asset may be assigned and that is not obtained prior to the Closing.

"Defect Amount" means: (a) if the relevant Defect affects all of Sellers' interest in an Asset, such that the Defect results in a complete failure of title with respect thereto, the Defect Amount shall equal the full Allocated Value for the affected Asset; (b) if the Defect constitutes undischarged taxes, indebtedness, or Liens encumbering all or any portion of any Asset, the Defect Amount shall equal the sum necessary to be paid to the obligee to remove the Defect; (c) if the Defect results from a deficiency in a Seller's actual Net Revenue Interest relative to that shown for the affected Lease or Well on Exhibit B and on which the Allocated Value of such Lease or Well is based, the Defect Amount shall equal the positive difference (if any) obtained by subtracting (i) the product obtained by multiplying the Allocated Value for the affected Lease or Well by the ratio of the actual Net Revenue Interest being conveyed to the Net Revenue Interest set forth for such Lease or Well on Exhibit B, from (ii) the Allocated Value for such Lease or Well; (d) if the Defect results from a Seller's actual expense-bearing interest in a Lease or Well being greater than the Working Interest shown for the affected Lease or Well on Exhibit B and on which the Allocated Value of such Lease or Well is based, and such larger expense-bearing interest is not accompanied by a proportionate increase in a Seller's Net Revenue Interest in such Lease or Well, the Defect Amount shall equal the positive difference (if any) obtained by subtracting (i) a recalculated Allocated Value for such Lease or Well using the same production rates, pricing, costs, tax forecasts, and discount factors used to calculate the original Allocated Value for such Lease or Well, adjusted to account for the diminution in the net present value of the future cash flows that results from the higher expense-bearing interest, from (ii) the Allocated Value for such Lease or Well set forth on Exhibit B; and (e) if the Defect is one other than the Defects described above in clauses (a), (b), (c), and (d) of this definition, the Defect Amount shall equal an amount determined by Sellers and Buyer by evaluating the portion of the Assets affected by such Defect, the legal effect of the Defect, and the potential economic effect of the Defect over the life of the Assets affected.

"Effective  Time"  means  7:00  a.m.,  Central  Time,  on  July  1,  2007.

"Environmental Contaminants" means "hazardous substances" and "pollutants or contaminants", as those terms are defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), petroleum, including any fraction thereof," and "natural gas, natural liquids, liquefied natural gas, or synthetic gas usable for fuel" as those terms are used in
Section 101 of CERCLA, any "solid or hazardous waste" as those terms are defined or used in the Resource Conservation and Recovery Act, and any wastes regulated by applicable rules of the Railroad Commission of Texas. The term also includes naturally occurring radioactive material ("NORM") concentrated, disposed of, released or present on, resulting from, or in association with Hydrocarbon activities.

"Environmental Condition" means: (a) any event or condition (including, without limitation, any Release) with respect to air, land, soil, surface, subsurface strata, surface water, ground water, or sediment that causes the Assets to become subject to (or their owner or operator to have Liability or be potentially liable for) any removal, remediation, or response action under, or not be in compliance with, any Environmental Law or any Permit pursuant to any Environmental Law; (b) the existence of any written or oral Claim pending or threatened that reasonably may be expected to subject the Assets or the owner or the operator of the Assets to liability in favor of any Governmental Authority as the result of the alleged violation by such owner or operator or any other Person of any Environmental Law as it pertains to the Assets or the existence of any event or condition on the Assets described in this definition; (c) the failure of the Assets to be in compliance, or the owner or operator of the Assets to comply, in each case in all material respects with all applicable Environmental Laws with respect to the Assets; (d) the failure of the owner or operator of the Assets to obtain or maintain in full force and effect any Permit required under applicable Environmental Laws with respect to the Assets; or (e) any event or condition described in the preceding clauses (a), (b), (c), and (d) that results, or could reasonably be expected to result, in Liability to any Governmental Authority for any removal, remediation, or response action, or any other Person for injury to or death of any Person, Persons, or other living thing, or damage, loss, or destruction of property located on the Assets. An event or circumstance that results in the inaccuracy or breach of the representations and warranties contained in Section 3.1(d)(iii) or Section 3.1(j) (insofar only as such representation and warranty relates to environmental matters) shall constitute an Environmental Condition. The term "Environmental Condition" includes, without limitation, any release, disposal, spilling, leaking, pouring, emission, emptying, discharge, injection, escape, transmission, leaching, or dumping (collectively, a "Release"), or any threatened Release, of any Environmental Contaminants from, or related in any way to the use, ownership, or operation of, the Assets that has not been remedied in accordance with all applicable Environmental Laws.

"Environmental Laws" means all applicable Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, and the Oil Pollution Act of 1990, the Texas Solid Waste Disposal Act, and applicable rules of the Texas Railroad Commission relating to the management or disposal of oilfield waste, in each case as amended from time to time) relating to the protection of the public health, welfare, and environment, worker protection, emergency planning, and/or a community's right to know, including, without limitation, those Laws relating to the storage, handling, and use of chemicals and other hazardous materials, those relating to the Release, generation, processing, treatment, storage, transportation, disposal, or other management of waste materials of any kind, those relating to the protection of environmentally sensitive areas, and employee health and safety.

"Gathering Assets" means the equipment, machinery, fixtures, inventory, improvements, and other personal, mixed or movable property, compressors and compression equipment, gas lines, gathering lines and all related equipment, whether above or below the surface owned or utilized by Gulftex Pipeline, LLC or Gulftex Gathering, LP in connection with the operation of gas gathering systems associated with the Wells, the Leases or any of them.

"Governmental Authority" means any governmental or quasi-governmental federal, state, provincial, county, city, or other political subdivision of the United States, any foreign country, or any department, bureau, agency, commission, court, or other statutory or regulatory body or instrumentality thereof.

"Imbalance" means any imbalance between (a) the quantity of Hydrocarbons produced from any Well and allocated to a Person from time to time and the share of such production to which such Person is actually entitled by virtue of its ownership interest in such Well, (b) the quantity of Hydrocarbons produced from or allocable to the Assets delivered, and the quantity of such Hydrocarbons received, in each case for gathering, transportation, or storage for the account of a Person, (c) the quantity of Hydrocarbons produced from or allocable to the Assets delivered for processing or refining, and the quantity of products or residue Hydrocarbons redelivered, in each case for the account of a Person, and
(d) other similar types of Hydrocarbon-related imbalances attributable to the Assets.

"Indemnity Group" means, for any Party, the Affiliates, officers, directors, managers, members, partners, employees, agents, and representatives of the relevant Party and for Buyer, Buyer's Indemnity Group.

"Intercompany Obligations" means any loans, advances, subscriptions, obligations or liabilities owing or due to a Seller or its Affiliates, including amounts owed and payable to a Seller for past JIB advances which have not been netted against revenue, from any affiliate of a Seller, including for the purposes of this definition only, any joint venture, partnership or other business arrangement to which a Seller is a party.

"Knowledge", when used with reference to any Party, means (a) knowledge of those matters of which the relevant Party is charged with constructive notice under applicable Law, and (b) the actual knowledge of the current directors and officers of such Party.

"Laws" means all constitutions, laws, statutes, ordinances, rules, regulations, orders, and decrees of the United States, any foreign country, and any local, state, provincial, or federal political subdivision or agency thereof, as well as all judgments, decrees, orders, and decisions of courts having the effect of law in each such jurisdiction, including, without limitation, all Environmental Laws.

"Letter of Intent" means the letter dated as of ______________, between Gulftex and Buyer relating to the transactions contemplated herein.

"Liabilities" means, for purposes of this Agreement, any and all losses, judgments, damages, liabilities, injuries, costs, expenses, interest, penalties, taxes, fines, obligations, and deficiencies. As used herein, the term "Liabilities" includes, without limitation, reasonable attorneys' fees and other costs and expenses of any Party receiving indemnification hereunder incident to the investigation and defense of any Claim that results in litigation, or the settlement of any Claim, or the enforcement by any Party receiving indemnification hereunder of the provisions of Article IX, as applicable.

"Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, or charge of any kind (including any agreement to grant any of the foregoing), any conditional sale or title retention agreement, any lease in the nature thereof, or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

"Material Adverse Change" means an event, occurrence, development, or condition that is materially adverse to the Assets taken as a whole, excluding (a) any general, regional, industry-wide, economic, or political event, occurrence, development, or condition (including, without limitation, the price of Hydrocarbons), whether domestic or international, and (b) any change in the condition of the Assets during the period from the date of this Agreement through the Possession Time resulting from normal depletion of Hydrocarbon reserves or the depreciation of the Personal Property through ordinary wear and tear.

"Net Revenue Interest" means, with respect to each Lease and Well, the interest in and to all Hydrocarbons produced and saved from or attributable to the Lease(s) on which such Well is located, after giving effect to all valid royalties, overriding royalties, production payments, net profits interests, carried interests, reversionary interests, and other similar interests constituting burdens upon, measured by, or payable out of Hydrocarbons produced and saved from or attributable to such Lease(s) and Wells.

"Office Property" means all office furnishings and equipment, telephone and communications systems, and all other personal property of a Seller, and all interests in any leases, agreements or other arrangements associated therewith, relating to the business locations of a Seller other than those located on real property constituting Real Property Interests, including but not limited to Sellers' offices at 3030 LBJ Freeway, Suite 1320 and Suite 1310, Dallas, Texas. "Parties" means, collectively, Sellers and Buyer.

"Permits" means the permits, licenses, authorizations, certificates, registrations, or other approvals (other than permits and licenses constituting Real Property Interests) granted by any Governmental Authority that pertain or relate in any way to the Assets, described more particularly on Exhibit F.

     "Permitted  Encumbrances"  means:

(a) preferential rights to purchase any Asset (including, without limitation, any Contract), required non-governmental, third Person consents to assignment, and similar agreements with respect to which, prior to the Closing,
(i) waivers or consents are obtained from the appropriate Persons, or (ii) the appropriate time period for asserting such rights has expired without an exercise of such right;

(b) required non-governmental, third Person consents to assignment if such consent is of a type customarily obtained subsequent to a sale or conveyance, and the failure to obtain such consent would not have a material adverse effect on the use or value of the Assets;

(c) Liens for taxes or assessments not yet delinquent or, if delinquent, those taxes or assessments that are being contested in good faith by proceedings diligently conducted in the normal course of business;

(d) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of the Assets if the same are customarily obtained, given, or made subsequent to such sale or conveyance;

(e)     the Leases, the Contracts, the Permits, and the Real Property Interests;

(f) all easements, rights-of-way, servitudes, permits, licenses, surface leases, and other rights to use the surface (in addition to the Real Property Interests) affecting or pertaining to the Assets, but that are not included in the Assets and do not interfere materially with the ownership, operation, value, or use of the Assets;

(g) lessor's royalties, overriding royalties, division orders, production payments, net profits interests, carried interests, rights to recoupment, unitization, pooling, proration, and spacing designations, orders, and agreements, reversionary interests, and similar burdens, if the net cumulative effect thereof does not operate to cause a Seller to receive less than the Net Revenue Interest set forth on Exhibit B of all Hydrocarbons produced, saved, and marketed from any Lease or Well or bear and pay more than the Working Interest shown on Exhibit B of all costs and expenses of operations in respect of such Lease or Well without a proportionate increase in the associated Net Revenue Interest;

(h) any operator's or other inchoate or undetermined Lien or charge, whether statutory or contractual, constituting or securing the payment of expenses which were or will be incurred in the ordinary course of business and incidental to the maintenance, development, production, or operation of any Asset, to the extent the same secure amounts not yet due and payable or that are being contested in good faith by proceedings diligently conducted in the normal course of business;

(i) any Lien created under the terms of any Lease, Real Property Interest, or Contract to secure the performance of the lessee's obligations thereunder;

(j)     conventional  rights  of  reassignment;

(k) the rights reserved to, vested in, or imposed by any Governmental Authority to control, regulate, or monitor the Assets in any manner, and all applicable  Laws;

(l)     Defects  and  Environmental  Conditions  waived  in  writing  by  Buyer;

(m)     any  matters  set  forth  in  the  Schedules  to  this  Agreement;  and

(n) all other Liens, charges, encumbrances, contracts, agreements, instruments, obligations, and irregularities affecting any Asset that in the aggregate are not such as to (i) interfere materially with the ownership, operation, value, or use of such Asset for the purposes for which it is held;

(ii) prevent a Seller from receiving any proceeds from the sale of any Hydrocarbons; or (iii) cause a Seller (A) to receive less than the Net Revenue Interest set forth on Exhibit B of all Hydrocarbons produced, saved, and marketed from any Lease or Well, or (B) bear and pay more than the Working Interest shown on Exhibit B of all costs and expenses of operations in respect of such Lease or Well without a proportionate increase in the associated Net Revenue Interest.

"Person" means any individual, corporation, limited liability company, partnership, trust, unincorporated organization, Governmental Authority, or any other form of entity.

"Possession Time" means the time on the Closing Date when all of the actions required under Section 7.3 to be taken by Sellers and Buyer at the Closing have been taken.

"Property-Related Taxes" means any and all ad valorem, property, severance, generation, conversion, Btu or gas, transportation, utility, gross receipts, privilege, consumption, excise, lease, transaction, and other taxes, franchise fees, governmental charges or fees, licenses, fees, permits, and assessments, or increases therein, and any interest or penalties thereon, other than Transfer Taxes and taxes based on or measured by net income or net worth.

"Remediation Estimate" means, with respect to an Environmental Condition, the estimated cost (inclusive of Liabilities to Governmental Authorities and other Persons reasonably anticipated to be incurred by a Seller as the result of such Environmental Condition), determined by Buyer in good faith, to remediate the relevant Environmental Condition in accordance with applicable Environmental Laws.

"Retained Environmental Liabilities" means ALL LIABILITIES ARISING OUT OF, RESULTING FROM, OR RELATING IN ANY WAY TO THE EXISTENCE OF AN ENVIRONMENTAL CONDITION ON OR RELATING TO ONE OR MORE ASSETS (INCLUDING, WITHOUT LIMITATION, LIABILITY FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY OCCURRING AS THE RESULT
THEREOF), REGARDLESS OF WHETHER SUCH ENVIRONMENTAL CONDITION IS KNOWN, ANTICIPATED, OR SUSPECTED AS OF THE POSSESSION TIME, TO THE EXTENT ONLY THAT SUCH ENVIRONMENTAL CONDITION, OR THE ACTS, OMISSIONS, EVENTS, OR CONDITIONS GIVING RISE THERETO, AROSE, EXISTED, OR OCCURRED, IN WHOLE OR IN PART, PRIOR TO THE POSSESSION TIME.

"Sellers' Percentage" means with respect to Gulftex, __%, and with respect to TDE, __%.

 "Transfer Taxes" means any sales, use, stock, stamp, document, filing, recording, registration, and similar tax or charge, including, without limitation, any interest or penalties thereon.

"Working Interest" means, with respect to each Lease or Well, the interest of Sellers that is burdened with the obligation to bear and pay costs of operations on or in respect of such Lease or Well.